Filed pursuant to Rule 424(b)(5)
Registration No. 333-285297
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 7, 2025)

American Depositary Shares Representing 17,500,000 Ordinary Shares
Pre-Funded Warrants to Purchase up to 1,250,000 American Depositary Shares Representing 1,250,000 Ordinary Shares
          American Depositary Shares Issuable Upon Exercise of the Pre-Funded Warrants
We are offering 17,500,000 American Depositary Shares, or ADSs, representing 17,500,000 ordinary shares, nominal value £0.008 per ordinary share and in lieu of ADSs, to certain institutional investors, pre-funded warrants to purchase 1,250,000 ADSs. Each pre-funded warrant is exercisable for one ADS representing one ordinary share at an exercise price of $0.0001 per share. Each ADS will be sold at a price of $8.00. Each pre-funded warrant will be sold at a price of $7.9999. The pre-funded warrants are immediately exercisable, subject to the limitations described in the section “Description of Securities We Are Offering”.
We refer to the ADSs and the pre-funded warrants representing ordinary shares issued in this offering, collectively, as the securities. This prospectus supplement also relates to the offering of the ADSs representing ordinary shares issuable upon exercise of the pre-funded warrants sold in this offering.
The ADSs may be evidenced by American Depositary Receipts, or ADRs. Our ADSs are listed on the Nasdaq Global Select Market under the symbol “CMPS.” On February 18, 2026, the last reported sale price of our ADSs on the Nasdaq Global Select Market was $8.45 per ADS. There is no established trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply to list the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.
Investing in our securities involves significant risks. These risks are described under the caption “Risk Factors” beginning on page S-9 of this prospectus supplement, as well as in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying base prospectus.
We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Supplement Summary-Implications of Being a Smaller Reporting Company.”

	PER ADS	PER PRE-FUNDED WARRANT	TOTAL
Offering price	$8.0000	$7.9999	$149,999,875
Underwriting discounts and commissions(1)	$0.4800	$0.4800	$8,999,993
Proceeds, before expenses, to COMPASS Pathways plc(2)	$7.5200	$7.5199	$140,999,883
__________________
(1)See the section titled “Underwriting” for additional information regarding compensation payable to the underwriters. We have agreed to reimburse the underwriters for certain expenses in connection with the offering.
(2)The above summary of offering proceeds does not give effect to any proceeds from the exercise of the pre-funded warrants being issued in this offering.
We granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to an additional 2,812,500 ADSs at the public offering price, less the underwriting discounts and commissions.
Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the securities against payment therefor on or about February 20, 2026.
Book Runners

Jefferies	TD Cowen	Cantor	Stifel
Lead Manager
H.C. Wainwright & Co.
The date of this prospectus supplement is February 18, 2026.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of a “shelf” registration statement on Form S-3 (File No. 333-285297) that we filed with the Securities and Exchange Commission, or the SEC, which became effective on May 7, 2025 and is in two parts: (1) this prospectus supplement, including the documents incorporated by reference, which describes the specific details regarding this offering; and (2) the accompanying base prospectus dated May 7, 2025, including the documents incorporated by reference, which provides general information, some of which may apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. This prospectus supplement describes the terms of this offering of securities and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.
This prospectus supplement relates to the offering of our securities. Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement and the accompanying base prospectus, together with the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” and any free writing prospectus that we may authorize for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.
We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the base prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you to. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the base prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying base prospectus were made solely for the benefit of the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should assume that the information appearing in this prospectus supplement, the base prospectus, any documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, any documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
Unless otherwise stated, all references in this prospectus supplement or the accompanying base prospectus to the “Company,” “Compass,” “Compass Pathways,” “we,” “us,” and “our,” except where the context requires otherwise, refer to COMPASS Pathways plc and its consolidated subsidiaries.
We own various trademark registrations and applications, and unregistered trademarks, including Compass, Compass Pathways, COMPASS and COMPASS PATHWAYS and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus supplement are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ®, ™ or RTM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus supplement contains or incorporates industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. We have obtained these third-party publications, surveys and studies from sources that we believe to be reliable, and we are responsible for the accuracy of such sources, but we do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying base prospectus applicable to that jurisdiction.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus supplement and in the documents incorporated by reference herein or therein. This summary does not contain all of the information that you should consider before making an investment in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors” beginning on page S-9 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying base prospectus.
Overview
We are a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health. We are motivated by the need to find better ways to help and empower people with serious mental health conditions who are not helped by existing treatments. We are pioneering a new paradigm for treating mental health conditions focused on rapid and durable responses through the development of our investigational COMP360 psilocybin treatment, potentially a first in class treatment. COMP360 is our proprietary psilocybin formulation that includes our pharmaceutical-grade polymorphic crystalline psilocybin, optimized for stability and purity.
We believe that our COMP360 psilocybin treatment could offer a new approach to treatment of serious mental health conditions, including treatment-resistant depression, or TRD, which is a subset of major depressive disorder, post-traumatic stress disorder, or PTSD, and potentially many other serious mental health conditions.
Our initial focus is on TRD, comprising patients who are inadequately served by current treatment options. In 2018, we received Breakthrough Therapy designation from the U.S. Food and Drug Administration, the FDA, for COMP360 for the treatment of TRD. In November 2021, we announced positive top-line results from our Phase 2b clinical trial evaluating COMP360 for the treatment of TRD. On November 3, 2022, The New England Journal of Medicine published the positive results from our Phase 2b trial. This is the largest, randomized, controlled, double-blind psilocybin treatment clinical trial completed to date. The objective of the Phase 2b study was to evaluate the efficacy and safety of a single dose of investigational COMP360 psilocybin (25mg or 10mg), compared to 1mg, in patients with TRD. The trial achieved its primary endpoint for the 25mg dose, with a 25mg dose of COMP360 demonstrating a statistically significant and clinically relevant treatment difference against the 1mg dose of COMP360 in reducing depressive symptom severity after three weeks.
In 2025, we completed enrollment for each of the two pivotal trials in our Phase 3 program evaluating our COMP360 psilocybin treatment in TRD. Each of the two pivotal trials has a long-term follow-up component. The pivotal program design is as follows:
•Pivotal trial 1 (COMP005) (n=258): a single dose (25mg) monotherapy compared with placebo.
•Pivotal trial 2 (COMP006) (n= 581): a fixed repeat dose monotherapy using three dose arms: 25mg, 10mg and 1mg. This trial is designed to investigate whether a second dose can increase therapeutic response.
•The primary endpoint in both pivotal trials is the change from baseline in the MADRS (Montgomery-Åsberg Depression Rating Scale) total score at week 6.
In June 2025, we reported that the first pivotal trial, the COMP005 trial, achieved its primary endpoint, with a single 25mg dose of COMP360 versus placebo demonstrating a highly statistically significant reduction in symptom severity as measured by MADRS with a p-value of p<0.001 and a clinically meaningful difference of -3.6 in change at six weeks. The COMP005 trial is on-going and is comprised of three parts: Part A, which concluded during the second quarter of 2025, and was blinded through 6 weeks; Part B, which remains blinded through week 26; and Part C, which contains an open-label treatment part from week 26 to 52.

In September 2025, we met with the FDA, and as part of that meeting discussed our NDA submission strategy. Based on such discussions, we plan to submit a proposal for rolling submission and formal request for rolling review of our NDA to the FDA.
Beyond TRD, we have been exploring other indications, including PTSD. In May 2024, we completed and announced top-line results from our open label Phase 2 study to assess the safety and tolerability of COMP360 psilocybin treatment in participants with PTSD, as a result of trauma experienced as adults. In line with the study design, the study enrolled 22 participants who were monitored for a 12-week period post dosing. The study met its primary safety endpoint and available secondary efficacy endpoints. Study observations included meaningful and sustained symptom improvement from baseline in mean CAPS-5 total score, a measure of disease severity, and in Sheehan Disability Scale (SDS) score, a measure of functional impairment in daily life. Administration of COMP360 was well-tolerated, with a safety profile consistent with previous studies of COMP360. In September 2025, the results of this study were published in the Journal of Psychopharmacology.
Based on the data from this trial, we determined to advance development of COMP360 for PTSD and finalized the design of a Phase 2b/3 clinical trial in PTSD. In January 2026, the FDA accepted our IND application for COMP360 in PTSD, enabling the initiation of a Phase 2b/3 (COMP202) clinical trial in patients living with PTSD.
Recent Developments
Phase 3 Program Data Read-Out
On February 17, 2026, we announced the successful achievement of the primary endpoint in our ongoing Phase 3 COMP006 trial, the second of two Phase 3 trials, which is evaluating two fixed doses of COMP360, a synthetic, proprietary formulation of psilocybin, for TRD. The primary endpoint was the difference in change from baseline in the MADRS scores between the 25 mg and 1 mg groups at Week 6. Two fixed doses – administered 3 weeks apart – of COMP360 25 mg versus 1 mg demonstrated a highly statistically significant reduction in symptom severity with a p-value of <0.001 and a clinically meaningful difference of -3.8 points in change at the primary endpoint.
Across COMP005 and COMP006 to date, COMP360 is demonstrating a generally well-tolerated and safe profile, with treatment-emergent adverse events (TEAEs) being mild or moderate in severity, and the vast majority resolving within 24 hours. The data confirms a statistically significant rapid onset from the day following administration and maintained at all measured timepoints through Week 6 in both clinical trials in the 25 mg arm. COMP005 suggests that participants who demonstrated a clinically meaningful reduction in MADRS maintained durable treatment effect at least through Week 26, after just one or two doses. Retreatment with a second dose was well-tolerated, with a consistent safety profile.
We have submitted a request for a meeting with the FDA, to discuss a rolling submission and review.
Key Findings
Efficacy Profile
COMP005
•Primary endpoint of Part A (previously disclosed in June 2025): Single dose of COMP360 25 mg versus placebo with a mean treatment difference of -3.6 points, 95% CI [-5.7, -1.5]; p<0.001 at Week 64
•For participants who had a clinically meaningful reduction in MADRS (≥ 25%), a statistically significant rapid onset from the day following administration was maintained at all measured timepoints through Week 6 in the 25 mg arm
•25% of participants in the 25 mg arm achieved a clinically meaningful reduction in MADRS (≥ 25%) at Week 6 with durability lasting out through 26 weeks after just one or two doses of 25 mg
•Over 40% of those who achieved a clinically meaningful reduction in MADRS but had not remitted by 6 weeks went into remission after the second dose in Part B

COMP006
•Primary endpoint of Part A: Two doses of COMP360 25 mg versus 1 mg with a mean treatment difference of -3.8 points, 95% CI [-5.8, -1.8]; p<0.001 at Week 6
•39% of participants in the 25 mg arm achieved a clinically meaningful reduction in MADRS (≥ 25%) at Week 6
•For participants who achieved a clinically meaningful reduction in MADRS (≥ 25%), a statistically significant rapid onset from the day following administration was maintained at all measured timepoints through Week 6 in the 25 mg arm
•The 26-week data (Part B) from COMP006 is expected in early Q3 2026
Safety Profile
COMP005
In the 25 mg arm, (Part A and B):
•Most TEAEs occurred on the days of study drug administration (66%), with the vast majority (88%) resolving within a day
•Most common TEAEs reported were headache, nausea and visual hallucination
•There were 11 treatment-emergent serious adverse events (SAEs) from 8 participants (5%) overall
COMP006
In the 25 mg arm (Part A):
•Most TEAEs occurred on the days of study drug administration (73%) with the vast majority (83%) resolving within a day
•Most common TEAEs were headache, nausea, anxiety and visual hallucination
•There were 6 treatment-emergent serious adverse events (SAEs) from 6 participants (2%) overall
Across both trials, for the data available to date, the rate for SAE suicidal ideation was less than 1%. There was only one event of SAE suicidal behavior, which occurred in the 1 mg arm in COMP006.
The COMP360 program aims to evaluate the safety and efficacy of COMP360 psilocybin, a synthetic, proprietary formulation of psilocybin under investigation for difficult-to-treat mental health conditions. There are two pivotal Phase 3 trials, COMP005 and COMP006, evaluating the efficacy of COMP360 for TRD.
Certain Unaudited Preliminary Financial Results
We estimate that our cash and cash equivalents were approximately $149.6 million as of December 31, 2025. The foregoing information is based on preliminary unaudited information and management estimates as of and for the year ended December 31, 2025, is not a comprehensive statement of our financial results, and is subject to completion of our financial closing procedures. During our financial closing process our estimates can differ materially from our initial estimates presented herein based on our receipt of updated information. See the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement and the documents incorporated by reference herein, for a discussion of certain factors that could result in differences between these preliminary unaudited estimates and the actual results.
These preliminary unaudited estimates of our cash, and cash equivalents as of December 31, 2025 have been prepared by and are the responsibility of management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to such preliminary estimates and accordingly does not express an opinion or any other form of assurance with respect thereto. The report of our independent registered public accounting firm incorporated by reference into this document relates to our previously issued financial statements. It does not extend to the preliminary financial information and should not be read to do so. It is possible that we or our independent registered public accounting firm may identify items that require us to make adjustments to the financial information set forth above. These estimates should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not draw any conclusions based on the foregoing estimates and should not place undue reliance on these preliminary estimates. We assume no duty to update these preliminary estimates, except as required by law. Complete results as of December 31, 2025 will be included in our Annual Report on Form 10-K for the year ended December 31, 2025, the 2025 Form 10-K.
Company Information
We were originally incorporated as a private limited company under the laws of England and Wales in June 2020 under the name COMPASS Rx Limited to become a holding company for COMPASS Pathfinder Holdings Limited. COMPASS Rx Limited was subsequently re-registered as a public limited company in August 2020 and renamed Compass Pathways plc. COMPASS Pathfinder Holdings Limited was originally incorporated under the laws of England and Wales in June 2017.
Our principal executive office is located at 33 Broadwick Street, London W1F 0DQ, United Kingdom, and our telephone number is +1 (716) 676-6461. Our website address is www.compasspathways.com. We do not incorporate the information on or accessible through our website into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we may take advantage of certain of the scaled disclosures available to smaller reporting companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation and an exemption from the requirement to provide a compensation discussion and analysis describing compensation practices and procedures. As a smaller reporting company with annual revenues of less than $100.0 million and a non-accelerated filer, we are also not required to provide an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. We will be able to take advantage of these scaled disclosures and exemptions for so long as (i) our voting and non-voting shares held by non-affiliates is less than $250.0 million measured on the last business day of our most recent second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting shares held by non-affiliates is less than $700.0 million measured on the last business day of our most recent second fiscal quarter.

THE OFFERING

ADSs offered by us	17,500,000 ADSs representing 17,500,000 ordinary shares

Pre-funded warrants offered by us
We are also offering pre-funded warrants to purchase 1,250,000 ADSs representing 1,250,000 ordinary shares, in lieu of ADSs. Each pre-funded warrant is exercisable for one ADS representing one ordinary share. The purchase price of each pre-funded warrant is equal to the price at which an ADS is being sold in this offering, minus $0.0001 per share, and the exercise price of each pre-funded warrant is $0.0001 per share. The pre-funded warrants are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. For additional information regarding the prefunded warrants, see “Description of Securities We Are Offering- Pre-Funded Warrants” below.

ADSs to be outstanding immediately after this offering
113,502,044 ADSs, assuming no exercise of any pre-funded warrants to be issued in this offering (or 116,314,544 ADSs if the underwriters exercise in full their option to purchase additional ADSs). Assuming all of the pre-funded warrants were immediately exercised, there would be 114,752,044 ADSs outstanding after this offering (or 117,564,544 ADSs if the underwriters exercise in full their option to purchase additional shares).

Ordinary shares (including ordinary shares represented by ADSs) to be outstanding immediately after this offering
113,502,044 ordinary shares, assuming no exercise of any pre-funded warrants to be issued in this offering (or 116,314,544 ordinary shares if the underwriters exercise in full their option to purchase additional ADSs). Assuming all of the pre-funded warrants were immediately exercised, there would be 114,752,044 ordinary shares outstanding after this offering (or 117,564,544 ordinary shares if the underwriters exercise in full their option to purchase additional ADSs).

Underwriters’ option	We have granted the underwriters a 30-day option to purchase up to an additional 2,812,500 ADSs from us at the public offering price, less underwriting discounts and commissions.

The ADSs	Each ADS represents one ordinary share, nominal value £0.008 per share. The depositary will be the holder of the ordinary shares represented by the ADSs, and purchasers in this offering will have the rights of an ADS holder or beneficial owner (as applicable) as provided in the Deposit Agreement, dated as of September 22, 2020, among us, the depositary and all holders and beneficial owners of ADSs issued thereunder, or the Deposit Agreement. To better understand the terms of our ADSs, you should carefully read the section in the accompanying base prospectus titled “Description of American Depositary Shares.” We also encourage you to read the Deposit Agreement, which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024, or the Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement.

ADS depositary	Citibank, N.A.

Custodian	Citibank, N.A. (London Branch)

Use of proceeds
We estimate that the net proceeds from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the pre-funded warrants issued in this offering, will be approximately $140.5 We intend to use the net proceeds from this offering to fund our ongoing COMP005 and COMP006 Phase 3 trials, our Phase 2b/3 trial of COMP360 in post-traumatic stress disorder, acceleration of our commercial readiness activities, and for working capital and general corporate purposes. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Lock-ups
We and our executive officers and directors have agreed, subject to specified exceptions, not to sell, transfer or dispose of any ADSs, ordinary shares or similar securities for a period of 60 days after the date of this prospectus supplement. See “Underwriting” for more information.

Risk factors
Investing in our securities involves significant risks. You should read the section titled “Risk Factors” beginning on page S-9 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying base prospectus for a discussion of the factors you should carefully consider before deciding to purchase our securities.

The Nasdaq Global Select Market symbol	Our ADSs are listed under the symbol “CMPS.” We do not intend to list the pre-funded warrants on the Nasdaq Global Select Market, any other securities exchange or other nationally recognized trading system.

The total number of our ordinary shares (including ordinary shares represented by ADSs) to be outstanding after this offering is based on 96,002,044 of our ordinary shares outstanding as of September 30, 2025, and excludes:
•12,324,700 ordinary shares issuable upon exercise of warrants outstanding as of September 30, 2025, with an exercise price of $9.93 per share, or the PIPE Warrants;
•35,059,448 ordinary shares issuable upon exercise of warrants outstanding as of September 30, 2025, with an exercise price of $5.796 per share, or the ADS Warrants;
•8,700,000 ordinary shares issuable upon exercise of pre-funded warrants outstanding as of September 30, 2025, with an exercise price of $0.0001 per share, or the Pre-Funded Warrants;
•94,222 ordinary shares issuable upon exercise of warrants outstanding as of September 30, 2025, with an exercise price of $7.96 per share;
•7,991,809 ordinary shares issuable upon the exercise of options for ordinary shares outstanding as of September 30, 2025, with a weighted-average exercise price of $11.07 per share;
•770,652 ordinary shares issuable upon the vesting of unvested restricted share units outstanding as of September 30, 2025;
•an additional 2,697,219 ordinary shares that were available for future issuance under our 2020 Share Option and Incentive Plan, or 2020 Option Plan as of September 30, 2025; and
•an additional 546,402 ordinary shares that were available for future issuance under our Employee Share Purchase Plan, or ESPP, as of September 30, 2025.
Unless otherwise indicated, all information in this prospectus supplement reflects or assumes the following:
•no exercise of the outstanding stock options, warrants or pre-funded warrants described above;
•no settlement of the unvested restricted share units described above;
•no issuance of shares under our 2020 Option Plan or ESPP after September 30, 2025; and
•no exercise by the underwriters of their option to purchase additional ADSs in this offering.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus supplement, the accompanying base prospectus and documents incorporated by reference herein before making an investment decision, including the risks discussed in the section titled “Risk Factors” contained in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2025 as filed with the SEC. The risks and uncertainties described below and incorporated by reference are not the only ones we face. Additional risks and uncertainties not presently known to us may also adversely affect our business. Our business, financial condition and/or results of operations could be materially and adversely affected if any of these risks occur, and as a result the trading price of our ADSs could decline and you could lose all or part of your investment.
This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.
Risks Related to this Offering
If you purchase securities in the offering, you will experience substantial and immediate dilution.
If you purchase ADSs (or pre-funded warrants in lieu thereof) representing ordinary shares in this offering, you will experience immediate dilution in an amount equal to the difference between the purchase price for the ADS (or pre-funded warrant in lieu thereof) and our net tangible book value per ADS after giving effect to this offering. Based on the ADS offering price of $8.00 per ADS (or $7.9999 per pre-funded warrant in lieu thereof), after giving effect to this offering and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, you will experience immediate dilution of $6.43 per ADS, representing the difference between the offering price and our as adjusted net tangible book value as of September 30, 2025. The exercise of the pre-funded warrants issued in this offering, outstanding warrants, outstanding options or vesting of restricted units will result in further dilution. For a further description of the dilution that you will experience immediately after the offering, see “Dilution.”
Future sales of our ADSs in the public market, or the perception that such sales could occur, could cause our ADSs price to fall.
The sale of a substantial number of our ADSs or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of ADSs and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our securities at any time pursuant to this prospectus supplement or in one or more separate offerings. For example, in February 2025, we entered into the Sales Agreement for an “at the market” offering with TD Securities (USA) LLC relating to ADSs having an aggregate offering price of up to $150.0 million. As of the date of this prospectus supplement, $150.0 million of ADSs remain available for sale under the Sales Agreement. We cannot predict the effect that future sales of ADSs or other equity-related securities would have on the market price of our ADSs. In addition, we have outstanding warrants to purchase an aggregate of 12,324,700 ADSs with an exercise price of $9.93 that are currently exercisable, warrants to purchase an aggregate of 94,222 ADSs with an exercise price of $7.96 that are currently exercisable, warrants to purchase an aggregate of 35,059,448 ADSs with an exercise price of $5.796 per ADS, which we may elect to force the exercise of if the closing price of our ADSs is above the warrant exercise price of $5.796 per ADS for at least three consecutive trading days, outstanding pre-funded warrants to purchase an aggregate of 8,700,000 ADSs with an exercise price of $0.0001 per ADS that are exercisable, outstanding options under our equity plans exercisable for and outstanding restricted share units settleable for our ordinary shares. To the extent that outstanding warrants, options or restricted share units have been or may be exercised or settled, as applicable, investors purchasing our securities in this offering may experience further dilution in the future. Furthermore, a significant portion of our total ordinary shares are eligible to be sold into the market, which could cause the market price of our ADS to drop significantly, even if our business is doing well.

The market price of our ADSs has been and will likely continue to be volatile and you could lose all or part of your investment.
The market price of our ADSs has been and may continue to be highly volatile and could be subject to large fluctuations in response to the risk factors discussed in this section, and others beyond our control, including the following:
•positive or negative results of testing and clinical trials by us, strategic partners or competitors;
•positive or negative developments in the regulatory approval process for psychedelic-based compounds developed by us, strategic partners or competitors;
•timing of completion of our Phase 3 program and the time period during which results of our Phase 3 trials will become available;
•delays in entering into strategic relationships with respect to development or commercialization of our investigational COMP360 psilocybin treatment or any future therapeutic candidates;
•changes in our strategic focus and research and development priorities;
•entry into strategic relationships on terms that are not deemed to be favorable to us;
•technological innovations or commercial therapeutic introductions by competitors;
•changes in government regulations and healthcare payment systems;
•developments concerning proprietary rights, including patent and litigation matters;
•public concern relating to the commercial value or safety of our investigational COMP360 psilocybin treatment or any future therapeutic candidates;
•negative publicity or public perception of the use of psilocybin as a treatment for mental health conditions;
•reorganizations, restructurings, financings or other corporate transactions;
•publication of research reports or comments by securities or industry analysts;
•the trading volume of our ADSs on the Nasdaq Global Select Market;
•the exercise of the ADS Warrants and/or the PIPE Warrants, and the sale of the ADSs issuable upon exercise thereof;
•sales of our ADSs by us (including through the Sales Agreement), members of our senior management and directors or our significant shareholders or the anticipation that such sales may occur in the future;
•general market conditions in the pharmaceutical industry or in the economy as a whole;
•general economic, political, geopolitical and market conditions, including the recent fluctuations in inflation in the U.S., UK and Europe, the effects of announced or future tariff increases, and overall market volatility in the U.S. or the UK as a result of, among other factors, macroeconomic conditions and the ongoing war between Russia and Ukraine, conflict in the Middle East, significant changes in U.S. policies or regulatory environment or similar events; and
•other events and factors, many of which are beyond our control.
In recent years, the stock markets, and particularly the stock of pharmaceutical and biotechnology companies, at times have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of affected companies. In addition, if the market for pharmaceutical and biotechnology stocks or the broader stock market continues to experience a loss of investor confidence, the trading price of our ADSs could decline for reasons unrelated to our business, financial condition or results of operations. If the market price of our ADSs does not exceed the price at which you acquired them, you may not realize any return on your investment in us and may lose some or all of your investment.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our board of directors and management will have broad discretion in the application of the net proceeds from the securities we are selling in this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ADSs. The failure by our board of directors and management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our ADSs to decline and delay the development of our investigational COMP360 psilocybin treatment or any future therapeutic candidates. Pending the use of the proceeds from this offering, we may invest the net proceeds in short-term, interest bearing obligations and investment-grade instruments. These investments may not yield a favorable return to our shareholders.
Holders of our ADSs are not treated as holders of our ordinary shares.
By participating in this offering you will become a holder of ADSs with underlying ordinary shares in a company incorporated under English law. Holders of ADSs are not treated as holders of our ordinary shares, unless they withdraw the ordinary shares underlying their ADSs in accordance with the Deposit Agreement and applicable laws and regulations. The depositary is the holder of the ordinary shares underlying our ADSs. Holders of ADSs therefore do not have any rights as holders of our ordinary shares, other than the rights that they have pursuant to the Deposit Agreement.
Holders of our ADSs will not have the same voting rights as the holders of our ordinary shares, and may not receive voting materials or any other documents that would need to be provided to our shareholders pursuant to English law, including the UK Companies Act 2006, in time to be able to exercise their right to vote.
Except as described in the Deposit Agreement, holders of the ADSs will not be able to exercise voting rights attached to the ordinary shares represented by the ADSs. The Deposit Agreement provides that, upon receipt of notice of any meeting of holders of our ordinary shares, the depositary will fix a record date for the determination of ADS holders who shall be entitled to give instructions for the exercise of voting rights. Upon our request, the depositary shall distribute to the holders as of the record date (i) the notice of the meeting or solicitation of consent or proxy sent by us and (ii) a statement as to the manner in which instructions may be given by the holders. We cannot guarantee that ADS holders will receive the voting materials in time to ensure that they can instruct the depositary to vote the ordinary shares underlying their ADSs.
Otherwise, ADS holders will not be able to exercise their right to vote, unless they withdraw the ordinary shares underlying the ADSs they hold. However, ADS holders may not know about the applicable shareholder meeting far enough in advance to withdraw those ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. As a result, ADS holders may not be able to exercise their right to vote, and there may be nothing they can do if the ordinary shares underlying their ADSs are not voted as they requested or if their shares cannot be voted.
There is no public market for the pre-funded warrants being offered in this offering.
There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list these warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Global Select Market. Without an active market, the liquidity of these warrants will be limited.
Holders of pre-funded warrants purchased in this offering will have no rights as a holder of ADSs until such holders exercise their pre-funded warrants and acquire ADSs representing ordinary shares.
Until holders of the pre-funded warrants acquire ADSs upon exercise of such pre-funded warrants, the holders will have no rights with respect to the ADSs representing ordinary shares underlying such pre-funded warrants.

Upon exercise of the pre-funded warrants for ADSs representing ordinary shares, the holders will be entitled to exercise the rights of an ADS holder only as to matters for which the record date occurs after the exercise.
Significant holders or beneficial holders of our ADSs may not be permitted to exercise pre-funded warrants that they hold.
A purchaser of the pre-funded warrants sold in this offering will not be entitled to exercise any portion of any warrant which, upon giving effect to such exercise, would cause the aggregate number of ADSs representing ordinary shares beneficially owned by the holder (together with its affiliates) to exceed a specified percentage of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. As a result, you may not be able to exercise your pre-funded warrants for ADSs representing ordinary shares at a time when it would be financially beneficial for you to do so. In such circumstances, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.
Provisions of the pre-funded warrants could discourage an acquisition of us by a third party.
Certain provisions of the pre-funded warrants could make it more difficult or expensive for a third party to acquire us. The pre-funded warrants require the pre-funded warrants to be automatically exercised on a cashless basis in certain transactions constituting “fundamental transactions” (as defined in the pre-funded warrant). These and other provisions of the pre-funded warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to the holders of our ADSs.
We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants; however, any exercise would increase the number of ADSs representing ordinary shares eligible for future resale in the public market and result in dilution to our existing shareholders.
Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of ADSs representing ordinary shares determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive any meaningful, or potentially any, additional funds upon the exercise of the pre-funded warrants. To the extent such pre-funded warrants are exercised, additional ADSs representing ordinary shares will be issued for nominal or no additional consideration, which will result in dilution to the then existing holders of our ordinary shares and ADSs and will increase the number of ADSs representing ordinary shares eligible for resale in the public market.
Fluctuations in the exchange rate between the U.S. dollar and the pound sterling may increase the risk of holding our ADSs.
Our ADSs trade on the Nasdaq Global Select Market in U.S. dollars. Fluctuations in the exchange rate between the U.S. dollar and the pound sterling have occurred in the past and may continue in the future. Such fluctuations may result in temporary differences between the value of our ADSs and the value of our ordinary shares, which may result in heavy trading by investors seeking to exploit such differences.
In addition, as a result of fluctuations in the exchange rate between the U.S. dollar and the pound sterling, the U.S. dollar equivalent of the proceeds that a holder of ADSs would receive upon the sale in the UK of any ordinary shares withdrawn from the depositary and the U.S. dollar equivalent of any cash dividends paid in pounds sterling on our ordinary shares represented by ADSs could also decline.
Holders of ADSs may not be able to participate in equity offerings we may conduct from time to time.
Under English law, holders of our ordinary shares (or ADS representing those ordinary shares) are entitled to benefit from statutory pre-emption rights relating to the issue of new securities, unless those rights are otherwise disapplied by our shareholders from time to time. Where disapplied, holders of our ordinary shares (or ADS representing those ordinary shares) will not benefit from these statutory pre-emption rights and will not be entitled to participate in future offerings we may conduct. There are no other contractual or statutory rights which entitle investors to participate in future offerings, and the statutory pre-emption provisions under English law do not apply to warrants. As a result, there is the risk that investors may suffer dilution of their holdings should they not be permitted to participate in any equity or other offerings that we may conduct on a non-preemptive basis in the future.
Holders of ADSs may be subject to limitations on the transfer of their ADSs and the withdrawal of the underlying ordinary shares.
ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary think it is advisable to do so because of any requirement of law, government or governmental body, or under any provision of the Deposit Agreement, or for any other reason, subject to the right of ADS holders to cancel their ADSs and withdraw the underlying ordinary shares. Temporary delays in the cancellation of your ADSs and withdrawal of the underlying ordinary shares may arise because the depositary has closed its transfer books or we have closed our transfer books, the transfer of ordinary shares is blocked to permit voting at a shareholders meeting or we are paying a dividend on our ordinary shares. In addition, ADS holders may not be able to cancel their ADSs and withdraw the underlying ordinary shares when they owe money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.
Our classification as a passive foreign investment company in any period would result in adverse U.S. federal income tax consequences to U.S. holders.
Under the Internal Revenue Code of 1968, as amended, or the Code, we will be a passive foreign investment company, or PFIC, for any taxable year in which (i) 75% or more of our gross income consists of passive income or (ii) 50% or more of the average quarterly value of our assets consists of assets that produce, or are held for the production of, passive income. For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property and certain rents and royalties. In addition, for purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as holding and receiving directly its proportionate share of assets and income of such corporation. If we are a PFIC for any taxable year during which a U.S. Holder (as defined below in the section entitled “U.S. Federal Income Tax Considerations for U.S. holders” in Part II, Item 9B. “Other Information”) holds our ordinary shares or ADSs, the U.S. Holder may be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred and additional reporting requirements. Based on the composition of our income and assets and the value of our assets, we believe that we were not a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2025. However, no assurances regarding the determination of our PFIC status can be provided for the 2025 taxable year, the current taxable year or any future taxable years. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Under the income test, our status as a PFIC depends on the composition of our income which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by the spending of the cash we raise in any offering.
For further discussion of the PFIC rules and adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see “Material Tax Considerations-U.S. federal income tax considerations for U.S. holders” in this prospectus supplement. Each U.S. Holder should consult its tax advisors with respect to the potential adverse U.S. tax consequences to it if we are or were to become a PFIC.

If we are a controlled foreign corporation, there could be adverse U.S. federal income tax consequences to certain U.S. Holders
Each “Ten Percent Shareholder” (as defined below) in a non-U.S. corporation that is classified as a “controlled foreign corporation,” or a CFC, for U.S. federal income tax purposes generally is required to include in income for U.S. federal tax purposes such Ten Percent Shareholder’s pro rata share of the CFC’s “Subpart F income,” “global intangible low-taxed income” (for tax years beginning prior to January 1, 2026), “net CFC tested income” (for tax years beginning after December 31, 2025) and investment of earnings in U.S. property, even if the CFC has made no distributions to its shareholders. In addition, if a non-U.S. corporation owns at least one U.S. subsidiary, under current law, any current non-U.S. subsidiaries and any future newly formed or acquired non-U.S. subsidiaries of the non-U.S. corporation will generally be treated as CFCs of such U.S. subsidiary, regardless of whether the non-U.S. corporation is treated as a CFC. Subpart F income generally includes dividends, interest, rents, royalties, gains from the sale of securities and income from certain transactions with related parties. In addition, a Ten Percent Shareholder that realizes gain from the sale or exchange of shares in a CFC may be required to classify a portion of such gain as dividend income rather than capital gain. A non-U.S. corporation generally will be classified as a CFC for U.S. federal income tax purposes if Ten Percent Shareholders own, directly or indirectly, more than 50% of either the total combined voting power of all classes of stock of such corporation entitled to vote or of the total value of the stock of such corporation. A “Ten Percent Shareholder” is a United States person (as defined by the Code) who owns or is considered to own 10% or more of the value or total combined voting power of all classes of stock entitled to vote of such corporation.
Based on our review of beneficial ownership reports filed with the SEC, we do not believe that we were classified as a CFC for the 2025 taxable year. However, no assurances regarding the determination of our CFC status can be provided for the 2025 taxable year or any future taxable years. Moreover, the determination of CFC status is complex and includes attribution rules, the application of which is not entirely certain. An individual that is a Ten Percent Shareholder with respect to a CFC generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a Ten Percent Shareholder that is a U.S. corporation. Failure to comply with CFC reporting obligations may subject a United States shareholder to significant monetary penalties. We cannot provide any assurances that we will furnish to any Ten Percent Shareholder information that may be necessary to comply with the reporting and tax paying obligations applicable under the CFC rules of the Code.
Each U.S. Holder should consult its own tax advisors with respect to the potential adverse U.S. tax consequences of becoming a Ten Percent Shareholder in a CFC.
We have a history of losses and expect to incur substantial future losses. If this offering is not completed prior to the filing of our 2025 Annual Report, or if we do not raise sufficient funds by other means, the opinion from our independent registered public accounting firm will express, substantial doubt about our ability to continue as a going concern.
As of December 31, 2025, we estimate that our cash and cash equivalents were approximately $149.6 million. The estimated cash and cash equivalents is based on preliminary unaudited information and management estimates as of December 31, 2025, is not a comprehensive consolidated statement of our financial position, and is subject to completion of our financial closing procedures and external audit. This preliminary estimated financial information does not present all necessary information for a complete understanding of our financial position as of December 31, 2025, or our results of operations for the year ended December 31, 2025. During our financial closing process our estimates can differ materially from our initial estimates presented herein based on our receipt of updated information. The actual financial results may differ materially from the preliminary estimated financial information.
We have incurred significant net losses since inception and also expect to incur substantial losses in future periods. Our estimated cash and cash equivalents as of December 31, 2025 will not be sufficient to fund our operations, as currently planned, for more than one year if this offering is not completed, and as a result we have determined that there is substantial doubt regarding our ability to continue as a going concern. Our continuation as a going concern is dependent on our ability to generate sufficient cash flows from public and private equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, or other sources. If this offering is not completed prior to the filing of our 2025 Annual Report or if we do not raise sufficient funds through other means, then we expect that we will disclose in our 2025 Annual Report that we would have substantial doubt about our ability to fund our operations, as currently planned, for more than one year beyond the filing date of the 2025 Annual Report. We would also expect that the opinion from our independent registered public accounting firm on such annual financial statements contained in our 2025 Annual Report would contain an explanatory paragraph about such substantial doubt about our ability to continue as a going concern. There is no assurance that we will be successful in closing this offering or raising sufficient funding through other means. If we are unable to obtain sufficient funding when needed and/or on acceptable terms, we may be required to significantly curtail, delay or discontinue one or more of our research and development programs or commercial readiness activities, which could adversely affect our business prospects, or we may be unable to continue operations.
If we are unable to obtain additional capital, we may not be able to continue our operations on the scope or scale as currently planned, and that could have a material adverse effect on our business, results of operations and financial condition.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein contain statements that are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. All statements other than statements of historical fact, including statements regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “contemplate,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these words or other similar terms or expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements include, but are not limited to, statements about:
•the timing, progress and results of our Phase 3 program for TRD, and our other clinical trials of investigational COMP360 psilocybin treatment, including statements regarding the preliminary top-line primary endpoint data from the first of our two Phase 3 trials for TRD, the timing of initiation and completion of trials or studies and related preparatory work, our expectations regarding the periods during which the results of our Phase 3 trials for TRD will become available, and our expectations regarding discussions with the FDA, including discussions regarding plans for rolling submission of a new drug application, or NDA, for COMP360 psilocybin treatment in TRD;
•the timing, progress and results of our Phase2b/3 clinical trial in PTSD, including statements regarding our trial designs and our expectations regarding discussions with FDA, including discussions regarding our trial design;
•our estimates regarding our expenses, capital requirements, the sufficiency of our cash resources and our expected cash runway;
•our ability to raise additional capital or secure other financing to fund our operations;
•the potential for outstanding warrants to purchase American Depositary Shares, or ADSs, to be exercised in full for cash and any expected proceeds from the exercise of our outstanding warrants, including with respect to those outstanding warrants to purchase ADSs, or the 2025 ADS Warrants, issued in our registered financing in January 2025, our ability to achieve the specified data milestone and to achieve sufficient appreciation in the trading price of our ADSs, such that the closing price of our ADSs is above the exercise price for the 2025 ADS Warrants, for three consecutive trading days to allow us to force the cash exercise of the 2025 ADS Warrants;
•our reliance on the success of our investigational COMP360 psilocybin treatment;
•the timing, scope or likelihood of regulatory filings and approvals, including an NDA for COMP360 psilocybin treatment in TRD;
•our expectations regarding the size of the eligible patient populations for COMP360 psilocybin treatment, if approved for commercial use;
•our ability to identify third-party clinical sites to conduct our trials and our ability to identify and train appropriately qualified healthcare professionals to monitor and safeguard participants receiving COMP360 psilocybin treatment in our clinical trials;
•our ability to implement our business model and our strategic plans for our business and our investigational COMP360 psilocybin treatment;
•our ability to identify new indications for COMP360 beyond our current primary focus on TRD and PTSD;

•our commercialization, marketing and manufacturing capabilities and strategy, including our ability to accelerate our commercial launch planning;
•the pricing, coverage and reimbursement of our investigational COMP360 psilocybin treatment, if approved;
•the scalability and commercial viability of our manufacturing methods and processes, including our ability to add commercial manufacturing capacity in the U.S.;
•the rate and degree of market acceptance and clinical utility of our investigational COMP360 psilocybin treatment, in particular, and psilocybin-based treatments, in general;
•our ability to establish or maintain collaborations or strategic relationships;
•our expectations regarding potential benefits of our investigational COMP360 psilocybin treatment and our treatment approach generally;
•our expectations around feedback from, and discussions with regulators, regulatory development paths and with respect to Controlled Substances Act designation, including potential impacts of regulatory agency staffing cuts and policy changes on regulatory feedback and timing thereof;
•the scope of protection we and any current or future licensors or collaboration partners are able to establish and maintain for intellectual property rights covering COMP360;
•our ability to operate our business without infringing, misappropriating, or otherwise violating the intellectual property rights and proprietary technology of third parties;
•our ability to identify, maintain, utilize, acquire or purchase digital technologies to enhance the administration of our investigational COMP360 psilocybin treatment in the conduct of our clinical trials;
•regulatory developments in the United States, or U.S., under the laws and regulations of England and Wales, and other jurisdictions;
•developments and projections relating to our competitors and our industry;
•the effectiveness of our internal control over financial reporting;
•our ability to attract and retain qualified employees and key personnel, including our ability to grow our commercial team;
•our ability to achieve specified clinical, regulatory and commercial milestones,and in the case of the final tranche to secure approval from lenders’ investment committees, to draw down additional amounts up to $100.0 million in accordance with the terms of our Loan and Security Agreement, as amended by the third amendment dated January 5, 2026, or the Loan Agreement, with Hercules Capital, Inc., or Hercules, and our ability to comply with the operating and financial covenants, including the minimum cash covenant, in our Loan Agreement;
•the effect of global financial and economic conditions and geopolitical events, including fluctuating interest rates and inflation, foreign exchange fluctuations (particularly the Pound Sterling to U.S. Dollar), the risk of an economic slowdown or recession in the U.S., instability in the banking system, overall market volatility in the U.S. or the UK, including as a result of, among other factors, geopolitical conflict (such as, the war between Russia and Ukraine and conflict in the Middle East), international tensions or instability (including from the effects of announced or future tariff increases), significant changes in U.S. policies or regulatory environment or the disruption to U.S. government agencies or similar events, on our business;
•the effect of public health crises, pandemics or epidemics and any future mitigation efforts, and current or future economic effects, on any of the foregoing or other aspects of our business or operations;

•whether we are classified as a CFC or a PFIC for current and future periods;
•the future trading price of the ADSs and impact of securities analysts’ reports on these prices; and
•the anticipated uses of proceeds from the securities we are selling in this offering; and
•other risks and uncertainties, including those listed in the section titled “Risk Factors” in this prospectus supplement, or included in any document incorporated by reference herein.
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying base prospectus, and documents incorporated by reference herein, particularly in the section titled “Risk Factors,” that we believe may cause our actual results or events to differ materially from those expressed or implied by our forward-looking statements. Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the documents that we have filed as exhibits to the registration statement of which this prospectus supplement forms a part, completely and with the understanding that our actual future results, performance or achievements may be materially different from what we expect. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of securities in this offering will be approximately $140.5 million, or $161.7 million if the underwriters exercise in full their option to purchase additional 2,812,500 ADSs, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the pre-funded warrants in this offering.
We expect to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund ongoing COMP005 and COMP006 Phase 3 trials, our Phase 2b/3 trial of COMP360 in PTSD, acceleration of our commercial readiness activities, and for working capital and general corporate purposes. Based on our planned use of the net proceeds from this offering and our existing cash and cash equivalents (which does not include any proceeds from the exercise of our outstanding 2025 ADS Warrants which if exercised in full would provide us with approximately $200 million in gross proceeds), we estimate that the net proceeds from the sale of securities in this offering will be sufficient to allow us to accelerate investment in our commercial readiness activities and to fund our operating expenses and capital expenditure requirements into the second quarter of 2027. We have based this estimate on assumptions, including our expectations with respect to the timing of our NDA submission and the timing for regulatory review and approval, including our expectations regarding a rolling submission process, and our future clinical development in PTSD, that may prove to be wrong, and we could use our available capital resources sooner than we expect. Even with the expected net proceeds from the sale of securities in this offering, we expect we will need to raise additional capital to fully fund our commercial launch plans for COMP360 psilocybin treatment in TRD, if approved, and complete our Phase 2b/3 trial of COMP360 in PTSD.
This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We may also use a portion of the net proceeds to in-license, acquire, or invest in additional businesses, technologies, products or assets. We cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. Predicting the cost necessary to develop product candidates and commercialize approved products can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials, any collaborations that we may enter into with third parties for our therapeutic candidate and any unforeseen cash needs. Our management will retain broad discretion over the allocation of the net proceeds from this offering.
Pending our use of proceeds from this offering, we plan to invest these net proceeds in a variety of capital preservation instruments, including short-term, interest bearing obligations and investment-grade instruments.

DILUTION
If you invest in our ADSs (or pre-funded warrants in lieu thereof) in this offering, your ownership interest will be diluted to the extent of the difference between the price per ADS (or pre-funded warrants in lieu thereof) you pay in this offering and the as adjusted net tangible book value per ADS immediately after this offering.
As of September 30, 2025, our net tangible book value was $37.1 million, or $0.39 per ordinary share (equivalent to $0.39 per ADS). Our net tangible book value per ADS represents total tangible assets (excluding investments) less total liabilities, divided by the aggregate number of ordinary shares outstanding as of September 30, 2025. Dilution in net tangible book value per ADS represents the difference between the amount per share paid by purchasers of ADSs (or pre-funded warrant in lieu thereof) in this offering and the as adjusted net tangible book value per ADS of our ordinary shares immediately after giving effect to this offering.
After giving effect to the sale of (i) 17,500,000 ADSs at an offering price of $8.00 per ADS and (ii) pre-funded warrants to purchase up to 1,250,000 ADSs at an offering price of $7.9999 per pre-funded warrant, in each case excluding ADSs representing ordinary shares issued, and any proceeds received, upon exercise of the pre-funded warrants and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been $1.57 per ordinary share (equivalent to $1.57 per ADS). This represents an immediate increase in as adjusted net tangible book value of $1.18 per ADS to our existing shareholders and an immediate dilution of $6.43 per ADS to investors purchasing securities in this offering. The following table illustrates this dilution on a per ADS basis to new investors purchasing securities in this offering:

Public offering price per ADS (or pre-funded warrant at the offering price less $0.0001)		$8.00
Historical net tangible book value per ADS as of September 30, 2025	$0.39
Increase in net tangible book value per ADS attributable to new investors purchasing securities in this offering	1.18
As adjusted net tangible book value per ADS after this offering		1.57
Dilution per ADS to new investors purchasing securities in this offering		$6.43
If the underwriters exercise in full their option to purchase 2,812,500 additional ADSs in full, our as adjusted net tangible book value as of September 30, 2025 would increase to approximately $198.8 million, or approximately $1.71 per ADS, representing an immediate increase in as adjusted net tangible book value to $1.32 per ADS to our existing stockholders, and an immediate dilution of $6.29 per ADS to investors participating in this offering.
The discussion and table above assume no exercise of the pre-funded warrants sold in this offering.
After giving effect to the offering and assuming the pre-funded warrants sold in this offering were immediately and fully exercised, our as adjusted net tangible book value after this offering would be $1.55 per ADS, representing an immediate increase in as adjusted net tangible book value of $1.16 per ADS to existing stockholders and immediate dilution of $6.45 per ADS to new investors in this offering.
The total number of our ordinary shares (including ordinary shares represented by ADSs) to be outstanding after this offering is based on 96,002,044 of our ordinary shares outstanding as of September 30, 2025, and excludes:
•12,324,700 ordinary shares issuable upon exercise of the PIPE Warrants outstanding as of September 30, 2025, with an exercise price of $9.93 per share;
•35,059,448 ordinary shares issuable upon exercise of the ADS Warrants outstanding as of September 30, 2025, with an exercise price of $5.796 per share;
•8,700,000 ordinary shares issuable upon exercise of Pre-Funded Warrants outstanding as of September 30, 2025, with an exercise price of $0.0001 per share;

•94,222 ordinary shares issuable upon exercise of warrants outstanding as of September 30, 2025, with an exercise price of $7.96 per share;
•7,991,809 ordinary shares issuable upon the exercise of options for ordinary shares outstanding as of September 30, 2025, with a weighted-average exercise price of $11.07 per share;
•770,652 ordinary shares issuable upon the vesting of unvested restricted share units outstanding as of September 30, 2025;
•an additional 2,697,219 ordinary shares that were available for future issuance under our 2020 Option Plan as of September 30, 2025; and
•an additional 546,402 ordinary shares that were available for future issuance under our ESPP as of September 30, 2025.
To the extent that options or restricted share awards are issued under our 2020 Option Plan or shares are issued under our ESPP, there will be further dilution to investors participating in this offering.
In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING
American Depositary Shares
We are offering ADSs in this offering. See “Description of American Depositary Shares” in the accompanying base prospectus for more information regarding our ADSs.
Pre-Funded Warrants
The following is a summary of the material terms and provisions of the pre-funded warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of pre-funded warrant, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.
Duration and Exercise Price
The pre-funded warrants offered hereby will have an exercise price of $0.0001 per share. The pre-funded warrants will be exercisable immediately upon the closing of this offering. The exercise price of the pre-funded warrants and the number of ADSs representing ordinary shares issuable upon exercise of the pre-funded warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our ordinary shares and ADSs and any adjustment to the ADS ratio of ordinary shares per ADS. The pre-funded warrants will not expire until they are fully exercised.
Exercisability
The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs representing ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s pre-funded warrants to the extent that the holder would own more than the Beneficial Ownership Limitation.
The holder of a pre-funded warrant, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of ordinary shares outstanding immediately after giving effect to the issuance of ordinary shares upon exercise. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to us.
Cashless Exercise
The pre-funded warrants may be exercised by delivery of the aggregate exercise price or by means of a cashless exercise.
Transferability
The pre-funded warrants may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with a written assignment of the pre-funded warrant and funds sufficient to pay any transfer taxes payable upon making such transfer.
Fractional Shares
No fractional ADSs will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of ADSs to be issued will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or rounded down to the next whole ADS.

Trading Market
We do not intend to list the pre-funded warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.
Rights as an ADS Holder
Except as otherwise provided in the pre-funded warrants or by virtue of the holders’ ownership of ADSs, the holders of pre-funded warrants do not have the rights or privileges of holders of our ADSs until such pre-funded warrant holders exercise their pre-funded warrants.
Fundamental Transactions
In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares (including ordinary shares underlying ADSs) or any compulsory share exchange where the ordinary shares are converted or exchanged for other securities, cash or properties, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person, any purchase offer, tender offer or exchange offer pursuant to which holders of 50% or more of our ordinary shares (including any ordinary shares underlying ADSs) sell, tender or exchange their shares for other securities, cash or property, or any share purchase agreement or other business combination whereby any person or group becoming the beneficial owner of greater than 50% of the voting power of our ordinary shares, the pre-funded warrants will be automatically exercised through a cashless exercise. However, if the automatic exercise would result in the holder receiving ADSs in excess of the Beneficial Ownership Limitation, or the Excess Warrant ADSs, we will additionally purchase the ADS pre-funded warrant with respect to the Excess Warrant ADSs from the holder by paying to the holder an amount of cash equal to the Black-Scholes Value on the date of the consummation of such fundamental transaction.
Waivers and Amendments
No term of the pre-funded warrants may be amended or waived without the written consent of the holder of such pre-funded warrant.

UNDERWRITING
We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the ADSs and pre-funded warrants being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of our ADSs and pre-funded warrants set forth opposite its name below. Jefferies LLC, TD Securities (USA) LLC, Cantor Fitzgerald & Co., and Stifel, Nicolaus & Company, Incorporated are the representatives of the underwriters.

Underwriter	Number of ADSs	Number of Pre-Funded Warrants
Jefferies LLC	5,687,500	406,250
TD Securities (USA) LLC	4,375,000	312,500
Cantor Fitzgerald & Co.	3,500,000	250,000
Stifel, Nicolaus & Company, Incorporated	3,500,000	250,000
H.C. Wainwright & Co., LLC	437,500	31,250
Total	17,500,000	1,250,000
The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the ADSs and pre-funded warrants if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the ADSs as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the ADSs, that you will be able to sell any of the ADSs held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriters are offering ADSs and pre-funded warrants subject to their acceptance of the ADSs and pre-funded warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Expenses
The underwriters have advised us that they propose to offer the ADSs and pre-funded warrants to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.288 per ADS or pre-funded warrant. After the offering, the initial public offering price and concession may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional ADSs.

			Total
	Per ADS	Per Pre-Funded Warrant	Without Option to Purchase Additional ADSs	With Option to Purchase Additional ADSs
Public offering price	$8.00	$7.9999	$149,999,875	$172,499,875
Underwriting discounts and commissions	$0.48	$0.4800	$8,999,993	$10,349,993
Proceeds, before expenses, to COMPASS Pathways plc	$7.52	$7.5199	$140,999,883	$162,149,883
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $500,000. We have agreed to reimburse the underwriters for up to $20,000 of expenses incurred in connection with this offering. The underwriters have agreed to reimburse us for certain expenses incurred by us in connection with this offering.
Listing
The ADSs representing our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “CMPS”. We do not intend to list the pre-funded warrants on the Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system.
Option to Purchase Additional ADSs
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 2,812,500 ADSs from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of ADSs proportionate to that underwriter’s initial purchase commitment as indicated in the table above.
No Sale of Similar Securities
Pursuant to certain “lock-up” agreements, we and our executive officers and directors, have agreed, subject to certain exceptions, not to and will not cause or direct any affiliates to offer, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of or announce the intention to otherwise dispose of, or enter into, or announce the intention to enter into any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the securityholder or someone other than the securityholder) in whole or in part, the economic risk of ownership of, directly or indirectly, or engage in, or announce the intention to engage in, any short selling, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any ordinary shares, ADSs or securities convertible into or exchangeable or exercisable for any ordinary shares or ADSs (other than as contemplated by the underwriting agreement with respect to ordinary shares represented by ADSs issuable upon exercise of the pre-funded warrants sold in this offering) without the prior written consent of the representatives, for a period of 60 days after the date of this prospectus supplement.
This lock-up provision applies to ordinary shares and ADSs owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit us, among other things and subject to restrictions, to: (a) issue ordinary shares and options to subscribe for ordinary shares pursuant to any director or employee incentive plan, share ownership plan or dividend reinvestment plan in effect as of the date of the underwriting agreement and described in this prospectus supplement; (b) issue ordinary shares pursuant to the conversion of securities or the exercise of warrants outstanding as of the date of the underwriting agreement and described in this prospectus supplement; or (c) adopt a new equity incentive plan and file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and the issuance of securities pursuant to such new equity incentive plan (including, without limitation, the issuance of ordinary shares upon the exercise of options or other securities issued pursuant to such new equity incentive plan).
The lock-up provision does not apply to parties to the “lock-up” agreements, with respect to and subject to restrictions: (a) if the lock-up party is a natural person, transfers of locked-up securities: (i) as a bona fide gift to any member of the immediate family (as defined in the lock-up agreement) of the lock-up party or to a trust the beneficiaries of which are exclusively the lock-up party or members of the lock-up party’s immediate family, (ii) by will or intestate succession upon the death of the lock-up party or (iii) as a bona fide gift to a charity or educational institution; (b) if the lock-up party is a corporation, partnership, limited liability company or other business entity, transfers of locked-up securities to any securityholder, partner or member of, or owner of a similar equity interest in, the lock-up party, as the case may be, if, in any such case, such transfer is not for value; (c) if the lock-up party is a trust, distributions of locked-up securities or any security directly or indirectly convertible into lock-up securities to its beneficiaries in a transaction not involving a disposition of value; (d) if the lock-up party is a corporation, partnership, limited liability company or other business, corporate or similar legal entity in its place of incorporation, transfers of locked-up securities (i) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the lock-up party’s share capital, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the lock-up party’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the lock-up agreement or (ii) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined in Rule 405 under the Securities Act) of the lock-up party and such transfer is not for value; (e) transfers of locked-up securities solely by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; (f) transfers of locked-up securities to us pursuant to agreements in effect as of the date of this prospectus supplement under which we have the option to repurchase such locked-up securities upon termination of the lock-up party’s service to us; (g) transfers of locked-up securities solely in connection with the surrender or forfeiture of locked-up securities to us in partial or full settlement of any withholding tax obligation of the lock-up party accruing upon the exercise or vesting of any equity award granted pursuant to our equity incentive plans or arrangements as disclosed in this prospectus supplement; (h) transfers of locked-up securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of locked-up securities involving a change of control of us in which the acquiring party, or a group of parties, other than us, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting shares of us, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the locked-up securities owned by the lock-up party shall remain subject to the restrictions of the lock-up agreement; (i) transactions relating to ordinary shares, ADSs or other securities convertible into or exercisable or exchangeable for ordinary shares or ADSs acquired in open market transactions after the completion of this offering, provided that no such transaction is required to be, or is, publicly announced during the lock-up period; and (j) the entry into, by the lock-up party, at any time on or after the date of this prospectus supplement, of any trading plan providing for the sale of locked-up securities by the lock-up party, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that (i) such plan does not provide for, or permit, the sale of any locked-up securities during the lock-up period and (ii) no public announcement or filing is voluntarily made during the lock-up period, and any required announcement or filing under the Exchange Act includes a statement to the effect that no transfer of Ordinary Shares or ADSs shall be made under such plan during the lock-up period. In addition, the lock-up provision will not restrict broker-dealers from engaging in market making and similar activities conducted in the ordinary course of their business.
The representatives, in their sole discretion, may release our ordinary shares, ADSs and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our securities from lock-up agreements, the representatives will consider, among other factors, the holder’s reasons for requesting the release, the number of securities for which the release is being requested and market conditions at the time of the request.
Stabilization
The underwriters have advised us that they may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our ADSs at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional ADSs in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional ADSs or purchasing ADSs in the open market. In determining the source of ADSs to close out the covered short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase ADSs through the option to purchase additional ADSs.
“Naked” short sales are sales in excess of the option to purchase additional ADSs. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of ADSs on behalf of the underwriters for the purpose of fixing or maintaining the price of ADSs. A syndicate covering transaction is the bid for or the purchase of ADSs on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ADSs or preventing or retarding a decline in the market price of our ADSs. As a result, the price of our ADSs may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the ADSs originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ADSs. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
The underwriters may also engage in passive market making transactions in our ADSs on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our ADSs in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
Electronic Distribution
A prospectus supplement in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of ADSs for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, we are a party to an sales agreement, dated

February 27, 2025, with TD Securities (USA) LLC, pursuant to which we may offer and sell an aggregate of up to $150,000,000 of our ADSs from time to time through TD Securities (USA) LLC, acting as sales agent, under an “at the market offering” program.
In the ordinary course of their various business activities, the underwriters and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ADSs offered hereby. Any such short positions could adversely affect future trading prices of the ADSs offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Canada. The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Switzerland. The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.
European Economic Area. In relation to each Member State of the European Economic Area (each, a “Member State”), no securities have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Member State at any time:
A.to any legal entity which is a qualified investor as defined under Article 2 the Prospectus Regulation;
B.to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
C.in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom. No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:
A.to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
B.to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
C.in any other circumstances falling within Section 86 of the FSMA, provided that no such offer of the securities shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Hong Kong. The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”), or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore. Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any securities or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than:
A.to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;
B.to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

C.otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
A.a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
B.a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
(i)to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)where no consideration is or will be given for the transfer;
(iii)where the transfer is by operation of law;
(iv)as specified in Section 276(7) of the SFA; or
(v)as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Israel. In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of securities on our behalf or on behalf of the underwriters.
Electronic Offer, Sale and Distribution of ADSs. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of ADSs and pre-funded warrants to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.
Other Relationships. Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. For example, TD Securities (USA) LLC is the sales agent under our Sales Agreement, pursuant to which we may offer and sell from time to time up to $150.0 million of ADSs through them in “at-the-market” offerings.

MATERIAL TAX CONSIDERATIONS
U.S. federal income tax considerations for U.S. holders
The following is a description of the material U.S. federal income tax consequences to the U.S. Holders described below of (i) owning and disposing of our ordinary shares or ADSs and (ii) owning and disposing of the pre-funded warrants issued pursuant to this offering. The ordinary shares, ADSs and pre-funded warrants are referred to collectively herein as our securities. This discussion is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire our securities. This discussion applies only to a U.S. Holder holding our securities as a capital asset for tax purposes (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the special tax accounting rules under Section 451(b) of the Code, the potential application of the Medicare contribution tax, and tax consequences applicable to U.S. Holders subject to special rules, such as:
•banks, insurance companies, and certain other financial institutions;
•U.S. expatriates and certain former citizens or long-term residents of the United States;
•dealers or traders in securities who use a mark-to-market method of tax accounting;
•persons holding our securities as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to our securities;
•persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;
•brokers, dealers or traders in securities, commodities or currencies;
•tax-exempt entities or government organizations;
•S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;
•regulated investment companies or real estate investment trusts;
•persons that own or are deemed to own 10% or more of the voting power or value of our securities;
•persons who acquired our securities pursuant to the exercise of any employee share option or otherwise as compensation;
•persons holding our securities in connection with a trade or business, permanent establishment, or fixed base outside the United States; and
•persons who own (directly or through attribution) 10% or more (by vote or value) of our outstanding securities.
If an entity that is classified as a partnership for U.S. federal income tax purposes holds our securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and partners in such partnerships are encouraged to consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of our securities.
The discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, and the income tax treaty between the UK and the United States, all as of the date of this prospectus supplement, changes to any of which may affect the tax consequences described herein-possibly with retroactive effect.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares, ADSs or pre-funded warrants and is:
(i)An individual who is a citizen or individual resident of the United States;
(ii)a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;
(iii)an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
(iv)a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.
Generally, a U.S. Holder of an ADS should be treated for U.S. federal income tax purposes as holding the ordinary shares represented by our ADS. Accordingly, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares. The U.S. Treasury has expressed concerns that intermediaries in the chain of ownership between the holder of an ADS and the issuer of the security underlying our ADS may be taking actions that are inconsistent with the beneficial ownership of the underlying security. Accordingly the creditability of foreign taxes, if any, as described below, could be affected by actions taken by intermediaries in the chain of ownership between the holders of ADSs and our company if as a result of such actions the holders of ADSs are not properly treated as beneficial owners of the underlying ordinary shares. These actions would also be inconsistent with the claiming of the reduced tax rate, described below, applicable to dividends received by certain non-corporate holders.
PERSONS CONSIDERING AN INVESTMENT IN OUR SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES OR ADSs, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS.
Treatment of Pre-Funded Warrants
Although it is not entirely free from doubt, a pre-funded warrant should be treated as an ADS for U.S. federal income tax purposes and a U.S. Holder of a pre-funded warrant should generally be taxed in the same manner as a U.S. Holder of such ADS, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the ADS representing ordinary shares received. Similarly, the tax basis of the pre-funded warrant should carry over to the ADS representing ordinary shares received upon exercise, increased by the exercise price of $0.0001 per share. If a pre-funded warrant expires without being exercised, the U.S. Holder should recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the pre-funded warrant. This loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in the pre-funded warrant is more than one year. The deductibility of capital losses is subject to limitations.
Our characterization is not binding on the Internal Revenue Service, or the IRS, and the IRS may treat our pre-funded warrants as warrants to acquire ADSs representing ordinary shares. In that case, the amount and character of your gain with respect to an investment in our pre-funded warrants could be materially different than the discussion set forth below. Accordingly, each U.S. Holder should consult its tax advisors regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that a pre-funded warrant is treated as an ADS for U.S. federal income tax purposes.
Allocation of Purchase Price
Each U.S. Holder must allocate its purchase price for the securities it purchases between each ADS or pre-funded warrant based on the respective relative fair market values of each at the time of issuance. This allocation of the purchase price will establish the U.S. Holder’s initial tax basis for U.S. federal income tax purposes for each ADS and pre-funded warrant. A U.S. Holder’s allocation of the purchase price among the ADSs and pre-funded warrants is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with a U.S. Holder’s allocation. Each U.S. Holder should consult its tax advisor regarding the allocation of the purchase price among the ADSs and pre-funded warrants.
Passive Foreign Investment Company Rules
If we are classified as a PFIC in any taxable year, a U.S. Holder of ordinary shares or ADSs will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that such U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.
A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:
•at least 75% of its gross income is passive income (such as interest income); or
•at least 50% of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income.
We do not believe that we were a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2025. However, no assurances regarding our PFIC status can be provided for the 2025 taxable year. Based on the current and expected composition of our income and assets and the value of our assets, even if we will not be a considered a PFIC in the 2025 taxable year, we believe that we may be a PFIC for U.S. federal income tax purposes for our current taxable year. However, no assurances regarding our PFIC status can be provided for any past taxable years (including the 2025 taxable year), the current taxable year or any future taxable years. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. If we are treated as a non-publicly traded CFC for the year being tested for purposes of the PFIC rules, the value of our assets will be measured by the adjusted tax basis of our assets. If we are a publicly traded CFC or not a CFC for such year, the value of our assets generally will be determined by reference to the market price of our ordinary shares or ADSs from time to time, which may fluctuate considerably. Under the income test, our status as a PFIC depends on the composition of our income which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by the spending of the cash we raise in any offering.
If we are classified as a PFIC in any year with respect to which a U.S. Holder owns the ordinary shares or ADSs, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the ordinary shares or ADSs, regardless of whether we continue to meet the tests described above unless (i) we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules, or (ii) the U.S. Holder makes a Qualified Electing Fund Election, or QEF Election, with respect to all taxable years during such U.S. Holders holding period in which we are a PFIC. If the “deemed sale” election is made, a U.S. Holder will be deemed to have sold the ordinary shares or ADSs the U.S. Holder holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s ordinary shares or ADSs with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the ordinary shares or ADSs. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we cease to be a PFIC and such election becomes available.
For each taxable year that we are treated as a PFIC with respect to a U.S. Holder that owns ordinary shares or ADSs, such U.S. Holder will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including, under certain circumstances, a pledge) of ordinary shares or ADSs, unless (i) such U.S. Holder makes a QEF Election or (ii) our ordinary shares or ADSs constitute “marketable” securities, and such U.S. Holder makes a mark-to-market election as discussed below. Distributions that such a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions such U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ordinary shares or ADSs will be treated as an excess distribution. Under these special tax rules:
•the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the ordinary shares or ADSs;
•the amount allocated to the taxable year of disposition or distribution, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and
•the amount allocated to each other year will be subject to the highest tax rate in effect for that year for individuals or corporations, as appropriate, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.
The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares or ADSs cannot be treated as capital, even if a U.S. Holder holds the ordinary shares or ADSs as capital assets.
If we are a PFIC, a U.S. Holder of ordinary shares or ADSs will generally be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries that also are PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to our subsidiaries.
U.S. Holders can avoid the interest charge on excess distributions or gain relating to the ordinary shares or ADSs by making a mark-to-market election with respect to the ordinary shares or ADSs, provided that the ordinary shares or ADSs are “marketable.” Ordinary shares or ADSs will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the ordinary shares or ADSs will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our ADSs have been listed on Nasdaq, which is a qualified exchange for these purposes. Consequently, if our ADSs remain listed on Nasdaq and are regularly traded, and you are a holder of ADSs, we expect the mark-to-market election would be available to you if we are a PFIC. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to the ordinary shares or ADSs.
A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of the ordinary shares or ADSs at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the ordinary shares or ADSs. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the ordinary shares or ADSs over the fair market value of the ordinary shares or ADSs at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the ordinary shares or ADSs will be treated as ordinary income, and any losses incurred on a sale or other disposition of the ordinary shares or ADSs will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the IRS unless the ordinary shares or ADSs cease to be marketable.
However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our ordinary shares or ADSs, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

We do not intend to provide information necessary for U.S. Holders to make QEF elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.
Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.
WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN OUR SECURITIES.
Taxation of Distributions
Subject to the discussion above under “Passive Foreign Investment Company Rules,” distributions paid on ordinary shares or ADSs, other than certain pro rata distributions of ordinary shares or ADSs, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we may not calculate our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations and the discussions above regarding concerns expressed by the U.S. Treasury, dividends paid to certain non-corporate U.S. Holders may be taxable at preferential rates applicable to “qualified dividend income” if we are a “qualified foreign corporation” and certain other requirements are met. However, the qualified dividend income treatment will not apply if we are treated as a PFIC with respect to the U.S. Holder. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss would generally be treated as U.S.-source ordinary income or loss. The amount of any distribution of property other than cash (and other than certain pro rata distributions of ordinary shares or ADSs or rights to acquire ordinary shares or ADSs) will be the fair market value of such property on the date of distribution.
For foreign tax credit limitation purposes, our dividends will generally be treated as passive category income. Because no UK income taxes will be withheld from dividends on ordinary shares or ADSs, there will be no creditable foreign taxes associated with any dividends that a U.S. Holder will receive. The rules governing foreign tax credits are complex and U.S. Holders should therefore consult their tax advisers regarding the effect of the receipt of dividends for foreign tax credit limitation purposes.
Constructive Dividends on Pre-Funded Warrants
Under Section 305 of the Code, an adjustment to (or failure to adjust) the number of ADSs representing ordinary shares that will be issued on the exercise of the pre-funded warrants, or an adjustment to (or failure to adjust) the exercise price of the pre-funded warrants, may be treated as a constructive distribution to a U.S. Holder of the pre-funded warrants, if, and to the extent that, such adjustment (or failure to adjust) has the effect of increasing such U.S. Holder’s proportionate interest in our assets or earnings and profits as determined under U.S. federal income tax principles, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). U.S. Holders should consult their tax advisors as to (i) whether a constructive dividend deemed paid to a non-corporate U.S. Holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received, (ii) whether a corporate Non-U.S. Holder would be entitled to claim the dividends received deduction with respect to any such constructive dividends, and (iii) the general treatment of constructive distributions under their particular circumstances. Because a constructive dividend deemed received by a U.S. Holder would not give rise to any cash from which any applicable withholding could be satisfied, if backup withholding is paid on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), such backup withholding may be set off against payments on the ordinary shares or ADSs or offset against other assets of such U.S. Holder. Generally, a U.S. Holder’s adjusted tax basis in a pre-funded warrant should be increased to the extent any such constructive distribution is treated as a dividend. U.S. Holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the securities.
Exercise, Lapse, or Redemption of a Pre-Funded Warrant
Except as discussed below with respect to the cashless exercise of a pre-funded warrant, a U.S. Holder generally will not recognize gain or loss upon the exercise of a pre-funded warrant. A U.S. Holder’s tax basis in an ADS received upon exercise of the pre-funded warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the pre-funded warrant and the exercise price. The U.S. Holder’s holding period for the ADS received upon exercise of the pre-funded warrant generally will commence on the date of exercise of the pre-funded warrant or the date following the date of exercise of the pre-funded warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the pre-funded warrant. If a pre-funded warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the pre-funded warrant.
The tax consequences of a cashless exercise of a pre-funded warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the ADSs received would equal the holder’s basis in the pre-funded warrants used to effect the cashless exercise. If the cashless exercise is not treated as a gain realization event, a U.S. Holder’s holding period in the ADSs generally would be treated as commencing on the date of exercise of the pre-funded warrant or the date following the date of exercise of the pre-funded warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the pre-funded warrant. If the cashless exercise were treated as a recapitalization, the holding period of the ADSs would include the holding period of the pre-funded warrant.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the pre-funded warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining pre-funded warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder could be deemed to have surrendered pre-funded warrants having an aggregate fair market value equal to the exercise price for the total number of pre-funded warrants to be deemed exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the pre-funded warrants deemed surrendered and the U.S. Holder’s tax basis in such pre-funded warrants. In this case, a U.S. Holder’s tax basis in the ADSs received would equal the sum of the U.S. Holder’s initial investment in the pre-funded warrants deemed exercised and the exercise price of such pre-funded warrants. A U.S. Holder’s holding period for the ADSs in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the pre-funded warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
Sale or Other Taxable Disposition of Securities
Subject to the discussion above under “Passive Foreign Investment Company Rules,” gain or loss realized on the sale or other taxable disposition of our securities (other than the disposition of warrants by exercise) will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held such securities for more than one year at the time of sale or other taxable disposition. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the securities disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. Subject to the PFIC rules described above, long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will be, under current law, subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
If the consideration received by a U.S. Holder is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the securities disposed of are treated as traded on an “established securities market” and you are either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), you will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If you are an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date.
WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS AND THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.
Information Reporting and Backup Withholding
Payments of dividends (including constructive dividends) and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding on a duly executed IRS Form W-9 or otherwise establishes an exemption.
The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Information with Respect to Foreign Financial Assets
Certain U.S. Holders who are individuals (and, under regulations, certain entities) may be required to report information relating to the ordinary shares or ADSs, subject to certain exceptions (including an exception for ordinary shares or ADSs held in accounts maintained by certain U.S. financial institutions), by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their ownership and disposition of the ordinary shares or ADSs.
UK taxation
The following is intended as a general guide to current UK tax law and HM Revenue & Customs, or HMRC, published practice (which is not binding) applying as at the date of this prospectus (both of which are subject to change at any time, possibly with retrospective effect) relating to the holding of ADSs and pre-funded warrants. It does not constitute legal or tax advice and does not purport to be a complete analysis of all UK tax considerations relating to the holding of ADSs or warrants, or all of the circumstances in which holders of ADSs or pre-funded warrants may benefit from an exemption or relief from UK taxation. It is written on the basis that we do not (and will not) directly or indirectly derive 75% or more of our qualifying asset value from UK land, and that we are and will remain solely resident in the UK for tax purposes and will therefore be subject to the UK tax regime and not the U.S. tax regime save as set out above under “-U.S. federal income tax considerations for U.S. holders.”
Except to the extent that the position of non-UK resident persons is expressly referred to, this guide relates only to persons who are resident (and in the case of individuals, domiciled or deemed domiciled) for tax purposes solely in the UK and who do not have a permanent establishment, branch or agency (or equivalent) in any other jurisdiction with which the holding of our ADSs is connected, or UK Holders, who are absolute beneficial owners of our ADSs (and do not hold our ADSs through an Individual Savings Account or a Self-Invested Personal Pension).
This guide may not relate to certain classes of UK Holders, such as (but not limited to):
•persons who are connected with us;
•financial institutions;
•insurance companies;
•charities or tax-exempt organizations;
•collective investment schemes;
•pension schemes;
•market makers, intermediaries, brokers or dealers in securities or persons who hold ADSs otherwise than as an investment;
•persons who have (or are deemed to have) acquired their ADSs or warrants by virtue of an office or employment or who are or have been our officers or employees or of any of our affiliates; and
•individuals who are subject to UK taxation on a remittance basis or to whom split-year treatment applies.
The decision of the First-tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v HMRC (2012) cast some doubt on whether a holder of a depositary receipt is the beneficial owner of the underlying shares. However, based on published HMRC guidance we would expect that HMRC will regard a holder of ADSs as holding the beneficial interest in the underlying shares and therefore these paragraphs assume that a holder of ADSs is the beneficial owner of the underlying ordinary shares and any dividends paid in respect of the underlying ordinary shares (where the dividends are regarded for UK purposes as that person’s own income) for UK direct tax purposes.
THESE PARAGRAPHS ARE A SUMMARY OF CERTAIN UK TAX CONSIDERATIONS AND ARE INTENDED AS A GENERAL GUIDE ONLY. IT IS RECOMMENDED THAT ALL HOLDERS OF ADSs OR WARRANTS OBTAIN ADVICE AS TO THE CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF OUR ADSs OR PRE-FUNDED WARRANTS IN THEIR OWN PARTICULAR CIRCUMSTANCES FROM THEIR TAX ADVISORS. IN PARTICULAR, NON-UK RESIDENT OR DOMICILED PERSONS OR PERSONS SUBJECT TO TAXATION IN ANY JURISDICTION OTHER THAN THE UK ARE ADVISED TO CONSIDER THE POTENTIAL IMPACT OF ANY RELEVANT DOUBLE TAXATION AGREEMENTS.
Dividends
Withholding Tax
Dividends that we pay will not be subject to any withholding or deduction for or on account of UK tax.
Income Tax
An individual UK Holder may, depending on his or her particular circumstances, be subject to UK tax on dividends received from us. An individual holder of ADSs who is not resident for tax purposes in the UK should not be chargeable to UK income tax on dividends received from us unless he or she carries on (whether solely or in partnership) a trade, profession or vocation in the UK through a permanent establishment, branch or agency to which our ADSs are attributable. There are certain exceptions for trading in the UK through independent agents, such as some brokers and investment managers.
Dividend income is treated as the top slice of the total income chargeable to UK income tax for an individual UK Holder. An individual UK Holder who receives a dividend in the 2024/2025 tax year will be entitled to a tax-free allowance of £500. Income within the dividend allowance counts towards an individual’s basic or higher rate limits and may, therefore, affect the level of personal allowance to which they are entitled. Dividend income in excess of this tax-free allowance will (subject to the availability of any income tax personal allowance) be taxed at 8.75% (for the tax year 2024/2025) to the extent the excess amount falls within the basic rate band, 33.75% (for the tax year 2024/2025) to the extent the excess amount falls within the higher rate band, and 39.35% (for the tax year 2024/2025) to the extent the excess amount falls within the additional rate band.
Corporation Tax
A corporate holder of ADSs who is not resident for tax purposes in the UK should not be chargeable to UK corporation tax on dividends received from us unless it carries on (whether solely or in partnership) a trade in the UK through a permanent establishment to which our ADSs are attributable.
Corporate UK Holders should not be subject to UK corporation tax on any dividend received from us so long as the dividends qualify for exemption, which should be the case, although certain conditions must be met. It should be noted that the exemptions, whilst of wide application, are not comprehensive and are subject to anti-avoidance rules in relation to a dividend. If the conditions for the exemption are not satisfied, or such anti-avoidance provisions apply or such UK Holder elects for an otherwise exempt dividend to be taxable, UK corporation tax will be chargeable on the amount of any dividends (at the rate of 25% for the tax year 2024/2025 for companies with profits of more than £250,000 whilst the prior rate of 19% will apply to companies with profits not exceeding £50,000 with a tapered rate applying to profits between £50,000 and £250,000).
Chargeable Gains and ADSs
A disposal or deemed disposal of ADSs by a UK Holder may, depending on the UK Holder’s circumstances and subject to any available exemptions or reliefs (such as the annual exemption), give rise to a chargeable gain or an allowable loss for the purposes of UK capital gains tax and corporation tax on chargeable gains.
If an individual UK Holder who is subject to UK income tax at either the higher or the additional rate is liable to UK capital gains tax on the disposal of ADSs, the current applicable rate will be 24% (for the period from 30 October 2024 to the end of the 2024/2025 tax year). For an individual UK Holder who is subject to UK income tax at the basic rate and liable to UK capital gains tax on such disposal, the current applicable rate would be 18% (for the period from 30 October 2024 to the end of the 2024/2025 tax year), save to the extent that any capital gains when aggregated with the UK Holder’s other taxable income and gains in the relevant tax year exceed the unused basic rate tax band. In that case, the rate currently applicable to the excess would be 24% (for the period from 30 October 2024 to the end of the 2024/2025 tax year).
If a corporate UK Holder becomes liable to UK corporation tax on the disposal (or deemed disposal) of ADSs, the main rate of UK corporation tax would apply (at 25% for the tax year 2024/2025 for companies with profits of more than £50,000 whilst the prior rate of 19% will apply to companies with profits not exceeding £250,000 with a tapered rate applying to profits between £50,000 and £250,000).
A holder of ADSs that is not resident for tax purposes in the UK should not normally be liable to UK capital gains tax or corporation tax on chargeable gains on a disposal (or deemed disposal) of ADSs, unless the person is carrying on (whether solely or in partnership) a trade, profession or vocation in the UK through a branch or agency (or, in the case of a corporate holder of ADSs, through a permanent establishment) to which our ADSs are attributable. However, an individual holder of ADSs who has ceased to be resident for tax purposes in the UK or is treated as resident outside the UK for the purposes of a double taxation treaty for a period of five years or less and who disposes of ADSs during that period of temporary non-residence may be liable on his or her return to the UK

(or upon ceasing to be regarded as resident outside the UK for the purposes of double taxation treaty) to UK tax on any capital gain realized (subject to any available exemption or relief) despite the fact that the individual may not be resident in the UK at the time of the disposal.
Chargeable Gains and Pre-Funded Warrants
For UK corporate holders of pre-funded warrants, the precise UK corporation tax treatment of pre-funded warrants is dependent on the accounting treatment applied to the pre-funded warrants including whether or not the pre-funded warrants are considered to constitute derivative contracts for UK tax purposes. UK corporate holders of pre-funded warrants who consider that any of the pre-funded warrants may constitute derivative contracts for UK tax purposes should consult with their tax advisors and accountants as to the tax implications of such treatment.
UK non-corporate holders, and pre-funded warrants not treated as derivative contracts for UK tax purposes
Where (for UK corporate holders of warrants) a warrant does not constitute a derivative contract for UK tax purposes, or for UK non-corporate holders of pre-funded warrants, then (depending on the circumstances) neither the grant nor the exercise of a pre-funded warrant should generally give rise to a UK chargeable gains / capital gains tax charge, and the relevant UK holder’s base cost in the pre-funded warrant, or (following exercise) the asset which was the subject of the pre-funded warrant should broadly comprise, in the case of the pre-funded warrant, any amounts paid by the relevant UK holder for the acquisition of the pre-funded warrant, and in the case of the asset which was the subject of the pre-funded warrant, any such amounts, together with any amounts paid for the exercise of the relevant pre-funded warrant.
A disposal or deemed disposal of a pre-funded warrant or (following the exercise of a pre-funded warrant) the asset underlying the warrant by a UK Holder may, depending on the UK Holder’s circumstances and subject to any available exemptions or reliefs (such as the annual capital gains tax exemption for UK tax resident individuals), give rise to a chargeable gain or an allowable loss for the purposes of UK corporation tax on chargeable gains and/or UK capital gains tax.
If an individual UK Holder who is subject to UK income tax at either the higher or the additional rate is liable to UK capital gains tax on the disposal of our pre-funded warrants or (following exercise of a pre-funded warrant) the underlying assets, the current applicable rate would be 24% (for the period from 30 October 2024 to the end of the 2024/2025 tax year). For an individual UK Holder who is subject to UK income tax at the basic rate and liable to UK capital gains tax on such disposal, the current applicable rate would be 18% (for the period from 30 October 2024 to the end of the 2024/2025 tax year), save to the extent that any capital gains when aggregated with the UK Holder’s other taxable income and gains in the relevant tax year exceed the unused basic rate tax band. In that case, the rate currently applicable to the excess would be 24% (for the period from 30 October 2024 to the end of the 2024/2025 tax year).
If a corporate UK Holder becomes liable to UK corporation tax on the disposal (or deemed disposal) of a warrant or (following the exercise of a warrant) the asset underlying the pre-funded warrant, the main rate of UK corporation tax should apply (at 25% for the tax year 2024/2025 for companies with profits of more than £50,000 whilst the prior rate of 19% will apply to companies with profits not exceeding £250,000 with a tapered rate applying to profits between £50,000 and £250,000).
A holder of pre-funded warrants (or the underlying asset thereof) that is not resident for tax purposes in the UK should not normally be liable to UK capital gains tax or corporation tax on chargeable gains on a disposal (or deemed disposal) of a pre-funded warrant or (following exercise) the asset underlying the warrant, unless the person is carrying on (whether solely or in partnership) a trade, profession or vocation in the UK through a branch or agency (or, in the case of a corporate holder of warrants or (following exercise) the underlying assets, through a permanent establishment) to which our pre-funded warrants (or, following an exercise, the underlying assets) are attributable. However, an individual holder of pre-funded warrants who has ceased to be resident for tax purposes in the UK or is treated as resident outside the UK for the purposes of a double taxation treaty for a period of five years or less and who disposes of pre-funded warrants (or, following exercise, the underlying asset) during that period of temporary non-residence may be liable on his or her return to the UK (or upon ceasing to be regarded as resident outside the UK for the purposes of double taxation treaty) to UK tax on any capital gain realized (subject to any available exemption or relief) despite the fact that the individual may not be resident in the UK at the time of the disposal.
The UK corporation tax, capital gains tax and income tax position in respect of pre-funded warrants is complex, this is not tax advice and, as stated above, reference should always be made to specific advice from your tax advisor.
Stamp Duty and Stamp Duty Reserve Tax – ADRs
The discussion below relates to the holders of our ordinary shares or ADSs wherever resident, however it should be noted that special rules may apply to certain persons such as market makers, brokers, dealers or intermediaries.
Issue of Ordinary Shares
No UK stamp duty or stamp duty reserve tax, or SDRT, is generally payable on the issue of the ordinary shares underlying our ADSs.
Transfers of Ordinary Shares
An unconditional agreement to transfer ordinary shares will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer. The purchaser of the shares is liable for the SDRT. Transfers of ordinary shares in certificated form are generally also subject to stamp duty at the rate of 0.5% of the amount or value of the consideration given for the transfer (or, in certain circumstances and if it is higher, the market value of the ordinary shares (in each case, rounded up to the next £5.00)). Stamp duty is normally paid by the purchaser. The charge to SDRT will be cancelled or, if already paid, repaid (generally with interest), where a transfer instrument has been duly stamped within six years of the charge arising, (either by paying the stamp duty or by claiming an appropriate relief) or if the instrument is otherwise exempt from stamp duty.
Clearance Services and Depositary Receipts
Under current UK tax law and published HMRC practice, no SDRT (and, where the transfer is effected by a written instrument, stamp duty) is generally payable where an issue or transfer of ordinary shares (including an unconditional agreement to transfer ordinary shares to a clearance service or a depositary receipt system (including to a nominee or agent for, a person whose business is or includes the issue of depositary receipts or the provision of clearance services)) is an integral part of an issue of share capital, unless the clearance service has made and maintained an election under section 97A of the UK Finance Act 1986, or a section 97A election. It is understood that HMRC regards the facilities of DTC as a clearance service for these purposes and we are not aware of any section 97A election having been made by DTC.
Any stamp duty or SDRT payable on a transfer of ordinary shares to a depositary receipt system or clearance service, or in respect of a transfer within a depositary receipt system or clearance service, will strictly be accountable by the clearance service or depositary receipt system operator or their nominee, as the case may be, but will in practice generally be paid by the transferors or participants in the clearance service or depositary receipt system. Specific professional advice should be sought before incurring or reimbursing the costs of a 1.5% stamp duty or SDRT charge in any circumstance.
Issue of ADSs
No UK stamp duty or SDRT is payable on the issue of our ADSs.
Transfers of ADSs
No UK SDRT should be required to be paid in respect of a paperless transfer of ADSs through the facilities of DTC, provided that no section 97A election has been made by DTC, and such ADSs are held through DTC at the time of any agreement for their transfer.

No UK stamp duty will in practice be payable on a written instrument transferring an ADS provided that the instrument of transfer is executed and remains at all times outside the United Kingdom. Where these conditions are not met, the transfer of, or agreement to transfer, an ADS could, depending on the circumstances, attract a charge to UK stamp duty at the rate of 0.5% of the amount or value of the consideration. If it is necessary to pay stamp duty, it may also be necessary to pay interest and penalties.
Issue or Transfers of ADRs
On the basis of current published HMRC guidance, an ADR is not regarded as stock or marketable security for the purposes of UK stamp duty or a chargeable security for the purposes of UK SDRT. As such, no UK stamp duty or SDRT should be required to be paid on the issue or transfer of (including an agreement to transfer) ADRs in the Company.
Stamp Duty and Stamp Duty Reserve Tax – Pre-Funded Warrants
The UK stamp duty and UK stamp duty reserve tax implications of both the issue, the exercise and the transfer of pre-funded warrants is complex. Specific professional advice should be sought before incurring or reimbursing the costs of a UK stamp duty or UK SDRT charge in any circumstances relating to a warranty (including the issuance, exercise or transfer of any pre-funded warrant).

LEGAL MATTERS
The validity of the securities being sold in this offering and certain other matters of U.S. federal law and English law will be passed upon for us by Goodwin Procter LLP, New York, New York and Goodwin Procter (UK) LLP, London, United Kingdom, respectively. The underwriters are being represented by Paul Hastings LLP, New York, New York with respect to U.S. federal law.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers LLP is 1 Embankment Place, London, WC2N 6RH, United Kingdom.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form S-3 (File No. 333-285297) under the Securities Act. We have also filed related registration statements on Form F-6 (File No. 333-248514) and Form F-6EF (File No. 333-279431) with the SEC to register our ADSs. This prospectus supplement does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. We maintain a corporate website at www.compasspathways.com. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
We will send the depositary a copy of all notices of shareholders meetings and other reports, communications and information that are made generally available to shareholders. The depositary has agreed to mail to all holders of ADSs a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the depositary and will make available to all holders of ADSs such notices and all such other reports and communications received by the depositary.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We have elected to incorporate the following documents into this prospectus supplement, together with all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents of this prospectus supplement:
•Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;
•Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 8, 2025, July 31, 2025, and November 4, 2025, respectively;
•Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2025 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2024);
•Our Current Reports on Form 8-K (other than information furnished rather than filed) filed on January 10, 2025, April 16, 2025, June 13, 2025, June 23, 2025, July 29, 2025, October 29, 2025, January 7, 2026 and February 17, 2026; and
•The description of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A, as filed with the SEC under Section 12(b) of the Exchange Act on September 15, 2020, including any amendment or report filed for the purpose of updating such description.
The information incorporated by reference is an important part of this prospectus supplement. In addition, all documents we file with the SEC (File No. 001-39522) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus supplement until the earlier of the date on which all of the securities registered hereunder have been sold or all offerings under this prospectus supplement are terminated, shall be deemed incorporated by reference in this prospectus supplement.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing to us at the following address: COMPASS Pathways plc, Attention: Investor Relations, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT or calling +1 (716) 676-6461. In addition, copies of the documents incorporated herein by reference may be accessed, free of charge, on the SEC’s website at www.sec.gov, or on our website at www.compasspathways.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying base prospectus.

PROSPECTUS
$400,000,000
of
Ordinary Shares
American Depositary Shares representing Ordinary Shares
Debt Securities
Warrants
Units
Offered by the Registrant and
5,951,024 Ordinary Shares Offered by Selling Security Holders

We may offer and sell from time to time up to $400,000,000 in aggregate principal amount of our: ordinary shares, each of which may be represented by one American Depositary Share; senior or subordinated debt securities; warrants to purchase any securities that may be sold under this prospectus; units or any combination of these securities as described in this prospectus. This prospectus may also be used to offer up to 5,951,024 ordinary shares for the accounts of existing security holders, which we refer to in this prospectus as the “selling security holders.” We will describe in a prospectus supplement the securities we and/or our selling security holders are offering and selling, as well as the specific terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering of the securities. Any prospectus supplement and related free writing prospectuses may also add to, update or change information contained in this prospectus. For more detailed information, see "Plan of Distribution" on page 64. We will not receive any proceeds from the sale of securities by our selling security holders.
We and/or our selling security holders may offer these securities in amounts, at prices and on terms determined at the time of offering. We and/or our selling security holders may sell the securities through public or private transactions directly to you, through agents, or through underwriters and dealers on or off the Nasdaq Global Select Market, or Nasdaq. If we and/or our selling security holders use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus and the accompanying prospectus supplement and any free writing prospectus, as well as the documents incorporated by reference, or deemed incorporated by reference into this prospectus, carefully before you invest.
Our American Depositary Shares representing ordinary shares are traded on Nasdaq under the symbol “CMPS”. Separate registration statements on Form F-6, as amended, for the registration of American Depositary Shares issuable upon deposit of the ordinary shares were previously filed with the Securities and Exchange Commission and were effective on September 17, 2020 (File No. 333-248514) and May 15, 2024 (File No. 333-279431). If we decide to list any of these other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin. On February 25, 2025, the closing price of our American Depositary Shares on Nasdaq was $3.65 per ADS.
Investing in our securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus and in the applicable prospectus supplement and any related free writing prospectus and in the documents incorporated by reference or deemed to be incorporated by reference into this prospectus or the applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 7, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3, as amended, that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process.
Under this shelf registration process, we may offer the securities described in this prospectus from time to time in one or more offerings for an aggregate offering amount of up to $400,000,000 at prices and on terms to be determined by market conditions at the time of offering. In addition, the selling security holders may from time to time sell up to 5,951,024 shares of our ordinary shares in one or more offerings. This prospectus provides you with a general description of the securities we and/or our selling security holders may offer. Each time we and/or our selling security holders offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.
Registration of the securities covered by this prospectus does not mean that these securities will necessarily be offered or sold.
A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement or any free writing prospectus may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you must rely on the information in the prospectus supplement or free writing prospectus. Please carefully read both this prospectus, including the information incorporated by reference into this prospectus, and the applicable prospectus supplement or any free writing prospectus together with additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
The Registration Statement containing this prospectus, including exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus. The Registration Statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”
We and/or our selling security holders may sell the securities directly to or through underwriters, dealers or agents. We and/or our selling security holders, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we and/or our selling security holders do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:
•the names of those underwriters or agents;
•applicable fees, discounts and commissions to be paid to them;
•details regarding over-allotment options, if any; and
•the net proceeds to us or our selling security holders.
We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the accompanying supplement to this prospectus and any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement or any free writing prospectus speaks only as of their respective dates and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

This prospectus contains or incorporates by reference industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.
We own various trademark registrations and applications, and unregistered trademarks, including COMPASS and COMPASS PATHWAYS and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ®, ™ or RTM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.
Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to "Compass," “Compass Pathways,” “our company,” “we,” “us” and “our” mean Compass Pathways plc, a public limited company incorporated under the laws of England and Wales.
Overview
We are a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health. We are motivated by the need to find better ways to help and empower people with serious mental health conditions who are not helped by existing treatments. We are pioneering a new paradigm for treating mental health conditions focused on rapid and durable responses through the development of our investigational COMP360 psilocybin treatment, potentially a first in class treatment. COMP360 is our proprietary psilocybin formulation that includes our pharmaceutical-grade polymorphic crystalline psilocybin, optimized for stability and purity.
We believe that our COMP360 psilocybin treatment could offer a new approach to treatment of serious mental health conditions, including treatment-resistant depression, or TRD, which is a subset of major depressive disorder, or MDD, post-traumatic stress disorder, or PTSD, and potentially many other serious mental health conditions.
Our initial focus is on TRD, comprising patients who are inadequately served by current treatment options. In 2018, we received Breakthrough Therapy designation from the FDA for COMP360 for the treatment of TRD. In November 2021, we announced positive top-line results from our Phase 2b clinical trial evaluating COMP360 for the treatment of TRD. On November 3, 2022, The New England Journal of Medicine published the positive results from our Phase 2b trial. This is the largest, randomized, controlled, double-blind psilocybin treatment clinical trial completed to date. The objective of the Phase 2b study was to evaluate the efficacy and safety of a single dose of investigational COMP360 psilocybin (25mg or 10mg), compared to 1mg, in patients with TRD. The trial achieved its primary endpoint for the 25mg dose, with a 25mg dose of COMP360 demonstrating a statistically significant and clinically relevant treatment difference against the 1mg dose of COMP360 in reducing depressive symptom severity after three weeks.
At the beginning of 2023, we commenced our Phase 3 program evaluating our COMP360 psilocybin treatment in TRD. The Phase 3 program is composed of two pivotal trials, each with a long-term follow-up component. The pivotal program design is as follows:
•Pivotal trial 1 (COMP005) (n=255): a single dose (25mg) monotherapy compared with placebo.
•Pivotal trial 2 (COMP006) (n= 568): a fixed repeat dose monotherapy using three dose arms: 25mg, 10mg and 1mg. This trial is designed to investigate whether a second dose can increase therapeutic response.
•The primary endpoint in both pivotal trials is the change from baseline in the MADRS (Montgomery-Åsberg Depression Rating Scale) total score at week 6.
Beyond TRD, we have been exploring other indications, including PTSD. In May 2024, we completed and announced top-line results from our open label Phase 2 study to assess the safety and tolerability of COMP360 psilocybin treatment in participants with PTSD, as a result of trauma experienced as adults. In line with the study design, the study enrolled 22 participants, who were monitored for a 12-week period post dosing. The study met its primary safety endpoint and available secondary efficacy endpoints. Study observations included meaningful and sustained symptom improvement from baseline in mean CAPS-5 total score, a measure of disease severity, and in Sheehan Disability Scale (SDS) score, a measure of functional impairment in daily life. Administration of COMP360 was well-tolerated, with a safety profile consistent with previous studies of COMP360. Based on the data from this trial, we are in the process of designing a late-stage PTSD program.

Recent Developments
In January 2025, we completed an underwritten offering, or the January 2025 Financing, of (i) 24,014,728 ADSs and accompanying warrants to purchase up to 24,014,728 ADSs, or the ADS Warrants, and (ii) in lieu of ADSs, to certain investors, pre-funded warrants to purchase up to 11,044,720 ADSs, or the Pre-Funded Warrants, and together with the ADS Warrants, the “Warrants”) and accompanying ADS Warrants to purchase up to 11,044,720 ADSs. The offering price was $4.2750 per ADS and accompanying ADS Warrant, and $4.2649 per Pre-Funded Warrant and accompanying ADS Warrant.
The gross proceeds to us from the January 2025 Financing, before deducting the underwriting discounts and commissions and other offering expenses, were approximately $150 million, and up to approximately $353 million if the ADS Warrants are fully exercised for cash. The ADS Warrants become exercisable by the holders or Compass subject to certain conditions set forth in the ADS Warrants.
Company Information
We were originally incorporated as a private limited company under the laws of England and Wales in June 2020 under the name COMPASS Rx Limited to become a holding company for COMPASS Pathfinder Holdings Limited. COMPASS Rx Limited was subsequently re-registered as a public limited company in August 2020 and renamed Compass Pathways plc. COMPASS Pathfinder Holdings Limited was originally incorporated under the laws of England and Wales in June 2017. Our registered office is located at 33 Broadwick Street, London W1F 0DQ, United Kingdom, and our telephone number is +1 (716) 676-6461. Our website address is www.compasspathways.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in the Exchange Act. As a result, we may take advantage of certain of the scaled disclosures available to smaller reporting companies. As a smaller reporting company with annual revenues of less than $100.0 million and a non-accelerated filer, we are also not required to provide an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. We will remain a smaller reporting company until the fiscal year following the determination that the market value of our shares held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

RISK FACTORS
Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, as updated by our subsequent annual or quarterly reports that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein, contain statements that are not historical fact and that are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”. Forward-looking statements generally relate to future events or our future financial or operating performance. All statements other than statements of historical fact included in this prospectus, any prospectus supplement or the documents incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenues and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions. The forward-looking statements and opinions contained in this prospectus, any prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus are based upon information available to our management as of the date the forward-looking statements were made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements contained in this prospectus, any prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus include, but are not limited to, statements about:
•the timing, progress and results of our Phase 3 program for treatment-resistant depression, or TRD, and our other clinical trials of investigational COMP360 psilocybin treatment, including statements regarding the timing of initiation and completion of trials or studies and related preparatory work, our expectations regarding discussions with the Food and Drug Administration, or FDA, regarding our trial design and protocols, and our expectations regarding the periods during which the results of our clinical trials will become available;
•our estimates regarding our expenses, capital requirements, the sufficiency of our cash resources and our expected cash runway;
•our ability to raise additional capital or secure other financing to fund our operations;
•the potential for the warrants to purchase American Depositary Shares, or the ADSs at an exercise price of $5.796 per ADS, or the 2025 ADS Warrants, issued in the January 2025 Financing, and the remaining warrants issued in our private placement financing in August 2023, or the PIPE Warrants, to be exercised in full for cash, and any expected proceeds from the exercise of these warrants;
•our reliance on the success of our investigational COMP360 psilocybin treatment;
•the timing, scope or likelihood of regulatory filings and approvals;
•our expectations regarding the size of the eligible patient populations for COMP360 psilocybin treatment, if approved for commercial use;
•our ability to identify third-party clinical sites to conduct our trials and our ability to identify and train appropriately qualified healthcare professionals to monitor and safeguard participants receiving COMP360 psilocybin treatment in our clinical trials;
•our ability to implement our business model and our strategic plans for our business and our investigational COMP360 psilocybin treatment;
•our ability to identify new indications for COMP360 beyond our current primary focus on TRD and post-traumatic stress disorder, or PTSD;
•our commercialization, marketing and manufacturing capabilities and strategy;

•the pricing, coverage and reimbursement of our investigational COMP360 psilocybin treatment, if approved;
•the scalability and commercial viability of our manufacturing methods and processes;
•the rate and degree of market acceptance and clinical utility of our investigational COMP360 psilocybin treatment, in particular, and psilocybin-based treatments, in general;
•our ability to establish or maintain collaborations or strategic relationships;
•our expectations regarding potential benefits of our investigational COMP360 psilocybin treatment and our treatment approach generally;
•our expectations around feedback from and discussions with regulators, regulatory development paths and with respect to Controlled Substances Act designation;
•the scope of protection we and any current or future licensors or collaboration partners are able to establish and maintain for intellectual property rights covering COMP360;
•our ability to operate our business without infringing, misappropriating, or otherwise violating the intellectual property rights and proprietary technology of third parties;
•our ability to identify, maintain, utilize, acquire or purchase digital technologies to enhance the administration of our investigational COMP360 psilocybin treatment in the conduct of our clinical trials;
•regulatory developments in the United States, or U.S., under the laws and regulations of England and Wales, and other jurisdictions;
•developments and projections relating to our competitors and our industry;
•the effectiveness of our internal control over financial reporting;
•our ability to attract and retain qualified employees and key personnel;
•our ability to realize the expected benefits of the strategic reorganization announced in October 2024, or the strategic reorganization;
•our ability to achieve the specified data milestone and to achieve sufficient appreciation in the trading price of our ADSs such that the closing price of our ADSs is above the 2025 ADS Warrant exercise price for three consecutive trading days, to allow us to force the cash exercise of the 2025 ADS Warrants;
•our ability to meet milestones to draw down additional amounts in accordance with the terms of our Loan and Security Agreement, as amended, or the Loan Agreement, with Hercules Capital, Inc., or Hercules, and our ability to comply with the operating and financial covenants, including the minimum cash covenant, in our Loan Agreement;
•the effect of global financial and economic conditions and geopolitical events, including fluctuating interest rates and inflation, foreign exchange fluctuations, particularly the Pound Sterling to U.S. Dollar, the risk of economic slowdown or recession in the U.S., instability in the banking system, overall market volatility in the U.S. or the UK, including as a result of, among other factors, the ongoing war between Russia and Ukraine, conflict in the Middle East, the potential for significant changes in U.S. policies or regulatory environment or the disruption of U.S. government agencies or similar events, on our business;
•the effect of public health crises, pandemics or epidemics such as the COVID-19 pandemic, and any future mitigation efforts, and current or future economic effects, on any of the foregoing or other aspects of our business or operations;

•whether we are classified as a controlled foreign corporation, or CFC, or a passive foreign investment company, or PFIC, under the Internal Revenue Code of 1986, as amended, for current and future periods;
•the future trading price of the ADSs and impact of securities analysts’ reports on these prices; and
•other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus as well as those risk factors that are incorporated by reference in this prospectus.
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus and documents incorporated by reference herein, particularly in the section titled “Risk Factors,” that we believe may cause our actual results or events to differ materially from those expressed or implied by our forward-looking statements. Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus and the documents incorporated by reference herein and therein, as well as the documents that we have filed as exhibits to the registration statement of which this prospectus forms a part, completely and with the understanding that our actual future results, performance or achievements may be materially different from what we expect. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

SECURITIES WE MAY OFFER
We may offer our ordinary shares, each of which may be represented by one ADS, various series of senior or subordinated debt securities, warrants to purchase any such securities, units, or any combination of these securities in an amount up to $400,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. In addition, the selling security holders may from time to time sell up to 5,951,024 shares of our ordinary shares in one or more offerings.
This prospectus may not be used to offer or sell securities unless accompanied by an applicable prospectus supplement. The applicable prospectus supplement may add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. You should read the prospectus supplement related to any securities being offered.
We and/or our selling security holders may sell the securities directly to or through underwriters, dealers or agents. We and our underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement (i) the names of the underwriters or agents and applicable fees, discounts and commissions to be paid to them; (ii) details regarding over-allotment options, if any; and (iii) net proceeds to us.
The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; See “Where You Can Find More Information” for additional information.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The following describes our issued share capital, summarizes the material provisions of our articles of association, or Articles, and highlights certain differences in corporate law in the United Kingdom and the United States. Please note that this summary is not intended to be exhaustive. For further information, please refer to the full version of our articles of association, which are incorporated by reference herein.
We were incorporated pursuant to the laws of England and Wales as COMPASS Rx Limited in June 2020 to become the holding company for COMPASS Pathfinder Holdings Limited. Pursuant to the terms of a share for share exchange agreement entered into on August 7, 2020 as part of our corporate reorganization, all shareholders of COMPASS Pathfinder Holdings Limited exchanged each of the shares held by them for 1,161 of the same class, with the same shareholder rights, of newly issued shares of COMPASS Rx Limited and, as a result, COMPASS Pathfinder Holdings Limited became a wholly owned subsidiary of COMPASS Rx Limited. Subsequently, we re-registered COMPASS Rx Limited as a public limited company and renamed it as Compass Pathways plc.
We are registered with the Registrar of Companies in England and Wales under number 12696098, and our registered office is at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, United Kingdom.
In connection with our initial public offering, certain resolutions were passed by our shareholders. These included resolutions for the:
•adoption of our Articles, which became effective upon the completion of our initial public offering. See “Articles of Association” below;
•general authorization of our directors for purposes of Section 551 of the Companies Act 2006 to issue our shares and grant rights to subscribe for or convert any securities into our shares up to a maximum aggregate nominal amount of £536,000 for a period of five years; and
•empowering of our directors pursuant to section 570 of the Companies Act 2006 to issue equity securities for cash pursuant to the section 551 authority referred to above as if the statutory preemption rights under section 561(1) of the Companies Act 2006 did not apply to such allotments.
On May 9, 2024, our shareholders approved resolutions for the:
•general authorization of our directors for purposes of Section 551 of the Companies Act 2006 to issue our shares and grant rights to subscribe for or convert any securities into our shares up to a maximum aggregate nominal amount of £820,100 for a period of five years; and
•empowering of our directors pursuant to section 570 of the Companies Act 2006 to issue equity securities for cash pursuant to the section 551 authority referred to above as if the statutory preemption rights under section 561(1) of the Companies Act 2006 did not apply to such allotments.
These authorities are in addition to those referred to above.
Issued Share Capital
As of December 31, 2024, our issued share capital was 68,409,068 ordinary shares with a nominal value of £0.008 per share.
Ordinary Shares
Our ordinary shares have the rights and restrictions described in “Key Provisions of our Articles of Association” below. In accordance with our Articles, the following summarizes the rights of holders of our ordinary shares:
•each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;

•the holders of our ordinary shares shall be entitled to receive notice of, attend, speak and vote at our general meetings and receive a copy of every report, accounts, circular or other documents sent out by us to our shareholders; and
•holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared by our shareholders.
Registered Shares
We are required by the Companies Act 2006 to keep a register of our shareholders. Under English law, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our share register. The share register therefore is prima facie evidence of the identity of our shareholders, and the shares that they hold. The share register generally provides limited, or no, information regarding the ultimate beneficial owners of our ordinary shares. Our share register is maintained by our registrar, Neville Registrars Limited. Holders of our ADSs are not treated as our shareholders and their names are therefore not entered in our share register. The depositary, the custodian or their nominees is the holder of the shares underlying our ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.
Under the Companies Act 2006, we must enter an allotment of shares in our share register as soon as practicable and in any event within two months of the allotment. We will perform all procedures necessary to update the share register to reflect the ordinary shares that may be sold pursuant to this prospectus, including updating the share register with the number of ordinary shares to be issued to the depositary. We also are required by the Companies Act 2006 to register a transfer of shares (or give the transferee notice of and reasons for refusal as the transferee may reasonably request) as soon as practicable and in any event within two months of receiving notice of the transfer.
We, any of our shareholders or any other affected person may apply to the court for rectification of the share register if:
•the name of any person, without sufficient cause, is wrongly entered in or omitted from our share register; or
•there is a default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder or on which we have a lien, provided that such delay does not prevent dealings in the shares taking place on an open and proper basis.
Registration Rights
A holder of 1,594,677 of our ordinary shares is entitled to rights with respect to the registration of these securities under the Securities Act. These rights are provided under the terms of a shareholders’ agreement between us and holders of our convertible preferred shares, which were subsequently converted into ordinary shares in connection with our initial public offering. Save for these registration rights and certain other boilerplate provisions, this shareholders' agreement terminated upon the completion of our initial public offering in September 2020. The shareholders’ agreement includes demand registration rights, short-form registration rights and piggyback registration rights.
Demand Registration Rights
Under the terms of the shareholders’ agreement, we will be required, upon the written request of the holder of these securities to file a registration statement and use best efforts to effect the registration of all or a portion of these shares for public resale. We are required to effect only two registrations pursuant to this provision of the shareholders’ agreement.
Short-Form Registration Rights
Pursuant to the shareholders’ agreement, as long as we are eligible to file a registration statement on Form F-3 or Form S-3, upon the written request of the holder of these securities at an aggregate offer price of at least $5.0 million, we will be required to effect a registration of such shares. We are required to effect only two registrations in any twelve (12) month period pursuant to this provision of the shareholders’ agreement. The right to have such shares registered on Form F-3 or Form S-3 is further subject to other specified conditions and limitations.
Piggyback Registration Rights
Pursuant to the shareholders’ agreement, if we register any of our securities either for our own account or for the account of other shareholders, other than in connection with a registration for any employee benefit plan, corporate reorganization, or the offer or sale of debt securities, the holder of these shares is entitled to include their shares in the registration. Subject to certain exceptions contained in the shareholders’ agreement, we and the underwriters may limit the number of shares included in the underwritten offering to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the offering.
Indemnification
Our shareholders’ agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.
Expiration of Registration Rights
The registration rights granted under the shareholders’ agreement will terminate on the earliest of (i) a deemed liquidation event, as defined in our Articles, (ii) the fifth anniversary of the completion of our IPO and (iii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all registrable securities held by a shareholder without limitation during a three-month period without registration.
Key Provisions of our Articles of Association
Our Articles were approved by our shareholders on September 11, 2020 and were adopted with effect from the completion of the IPO. A summary of certain key provisions of our Articles is set out below. The summary below is not a complete copy of the terms of our Articles. For further information, please refer to the full version of our Articles filed as an exhibit to the IPO registration statement.
Our Articles contain no specific restrictions on our purpose and therefore, by virtue of section 31(1) of the Companies Act 2006, our purpose is unrestricted.
Our Articles contain, among other things, provisions to the following effect:
Share Capital
Our share capital consists of ordinary shares. We may, in accordance with section 551 of the Companies Act 2006, be authorized by our shareholders to generally and unconditionally allot our shares or grant rights to subscribe for or to convert any security into our shares by way of an ordinary resolution. We may issue these shares with such rights and restrictions as may be determined by the ordinary resolution, or if no ordinary resolution is passed or so far as the resolution does not make specific provision, as our board of directors may determine, including shares which are to be redeemed, or are liable to be redeemed at our option or the option of the holder of such shares. However, an amendment to our Articles, which requires the passing of a special resolution, will be required to issue any shares other than ordinary shares.
Voting
The shareholders have the right to receive notice of, and to attend and vote at, our general meetings. Subject to any other provisions of our Articles and without prejudice to any special rights, privileges or restrictions as to voting attached to any shares forming part of our share capital, each shareholder who is present in person (or, in the case of a corporation, by representative) or by proxy at a general meeting on a show of hands has one vote and, on a poll, every such shareholder who is present in person (or, being a corporation, by representative) or by proxy has one vote in respect of every share held by him or her.
Variation of Rights
Whenever our share capital is divided into different classes of shares, the special rights attached to any class may be varied or abrogated either: (i) with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares), or (ii) with the authority of a special resolution passed at a general meeting of the holders of the shares of that class, and may be so varied and abrogated while we are a going concern.
Dividends
We may, subject to the provisions of the Companies Act 2006 and our Articles, by ordinary resolution from time to time declare dividends to be paid to shareholders according to their respective rights and interests in our profits, however no dividend shall exceed the amount recommended by our board of directors.
Subject to the provisions of the Companies Act 2006, our board of directors may declare interim dividends (including any dividend at a fixed rate) as appears our board of directors to be justified by our profits available for distribution. Except as provided otherwise by the rights attached to shares, all dividends may be declared or paid in any currency. Our board of directors may decide the rate of exchange for any currency conversions that may be required and how any costs involved in such conversions are to be met.
All dividends that remain unclaimed after a period of twelve (12) years from the date after they were first declared or became due for payment shall, if our board of directors so resolves, be forfeited and shall cease to remain owing by us.
Unless otherwise provided by the rights attached to the share, no dividend or other monies payable by us or in respect of a share shall bear interest as against us.
Liquidation
On a distribution of assets on a liquidation, dissolution or winding-up the surplus assets remaining after payment of our liabilities shall be distributed among the holders of our ordinary shares in proportion to the number of our ordinary shares held, irrespective of the amount paid or credited as paid on any share.
Transfer of Ordinary Shares
Each shareholder may transfer all or any of his shares which are in certificated form by means of an instrument of transfer in any usual form or in any other form which our board of directors may approve. Each shareholder may transfer all or any of his shares which are in uncertificated form by means of a “relevant system” (i.e., the CREST System) in such manner provided for, and subject as provided in, the uncertificated securities rules (as defined in our Articles) (i.e., the CREST Regulations).
Our board of directors may, in its absolute discretion, refuse to register a transfer of shares in certificated form unless:
(i)it is for a share which is fully paid up;
(ii)it is for a share upon which we have no lien;
(iii)it is only for one class of share;
(iv)it is in favor of a single transferee or no more than four joint transferees;
(v)it is duly stamped or is duly certificated or otherwise shown to the satisfaction of our board of directors to be exempt from stamp duty; and

(vi)it is delivered for registration to our registered office (or such other place as our board of directors may determine), accompanied (except in the case of a transfer by a person to whom we are not required by law to issue a certificate and to whom a certificate has not been issued or in the case of a renunciation) by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to prove the title of the transferor (or person renouncing) and the due execution of the transfer or renunciation by such transferor or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so.
Our board of directors shall not refuse to register any transfer of partly paid shares in respect of which ADSs are admitted to Nasdaq on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.
Our board of directors may refuse to register a transfer of uncertificated shares in any circumstances that are allowed or required by the uncertificated securities rules and the relevant system (in each case as defined in our Articles) (i.e., the CREST Regulations and the CREST System).
Allotment of Shares and Preemption Rights
Subject to the Companies Act 2006 and to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as we may by ordinary resolution determine, or if no ordinary resolution has been passed or so far as the resolution does not make specific provision, as our board of directors may determine (including shares which are to be redeemed, or are liable to be redeemed at our option or the holder of such shares). However, an amendment to our Articles, which requires the passing of a special resolution, will be required to issue any shares other than ordinary shares.
In accordance with section 551 of the Companies Act 2006, our board of directors may be generally and unconditionally authorized to exercise all of our powers to allot shares or grant rights to subscribe for or to convert any security into our shares up to an aggregate nominal amount equal to the amount stated in the relevant ordinary resolution authorizing such allotment. On May 9, 2024, our shareholders approved a resolution authorizing our board of directors to allot new shares or to grant rights to subscribe for or to convert any security into shares in the Company up to a maximum aggregate nominal amount of £820,100. This authority is in addition to the authorities passed on September 11, 2020, runs for five years and will expire on May 8, 2029.
Pursuant to section 561 of the Companies Act 2006, shareholders are granted preemptive rights when new shares are issued for cash. However, it is possible for our Articles, or shareholders at a general meeting representing at least 75% of our ordinary shares present (in person or by proxy) and eligible to vote at that general meeting, to disapply these preemptive rights. Such a disapplication of preemption rights may be for a maximum period of up to five years from the date of the shareholder resolution. In either case, this disapplication would need to be renewed by our shareholders upon its expiration (i.e., at least every five years).
On May 9, 2024, our shareholders approved the disapplication of preemptive rights for a period of five years expiring on May 8, 2029 by way of a special resolution of our shareholders. This included the disapplication of preemption rights in relation to the allotment of our ordinary shares or to grant rights to subscribe for or to convert any security into shares without first offering them to existing shareholders in proportion to their existing holdings up to an aggregate maximum nominal amount of £820,100. This disapplication will need to be renewed upon expiration (i.e., at least every five years) to remain effective, but may be sought more frequently for additional five-year terms (or any shorter period).
Alteration of Share Capital
We may, in accordance with the Companies Act 2006, by ordinary resolution consolidate all or any of our share capital into a smaller number of shares of a larger nominal amount than our existing shares, or cancel any shares which, at the date of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of shares so cancelled, or sub-divide our shares, or any of them, into shares of a smaller nominal amount than our existing shares.

We may, in accordance with the Companies Act 2006, reduce or cancel our share capital or any capital redemption reserve or share premium account in any manner and with and subject to any conditions, authorities and consents required by law.
Board of Directors
Appointment of Directors
Unless otherwise determined by ordinary resolution, the number of directors (other than any alternate directors) shall not be less than two, but there shall be no maximum number of directors.
Subject to our Articles and the Companies Act 2006, we may by ordinary resolution appoint a person who is willing to act as a director and our board of directors shall have power at any time to appoint any person who is willing to act as a director, in both cases either to fill a vacancy or as an addition to the existing board of directors.
Our Articles provide that, our board of directors will be divided into three classes, designated as “Class I”, “Class II” and “Class III”, each of which will consist, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors and which will serve staggered three-year terms. At each annual general meeting, the successors of directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Directors of the class retiring at the annual general meeting shall be eligible for re-appointment by ordinary resolution at such annual general meeting.
At every subsequent annual general meeting any director who has been appointed by our board of directors since the last annual general meeting must retire from office and may offer themselves for reappointment by the shareholders by ordinary resolution.
Proceedings of Directors
Subject to the provisions of our Articles, our board of directors may regulate their proceedings as they deem appropriate. A director may, and the secretary at the request of a director shall, call a meeting of the directors.
The quorum for a meeting of our board of directors shall be fixed from time to time by decision of the board of directors, but it must never be fewer than two directors (or duly appointed alternate directors).
Questions and matters requiring resolution arising at a meeting shall be decided by a majority of votes of the participating directors, with each director having one vote. In the case of an equality of votes, the chairperson will have a second or casting vote (unless the chairperson is not entitled to vote on the resolution in question).
Directors' Compensation
Directors shall be entitled to receive such fees as our board of directors shall determine for their services as our directors, and for any other service which they undertake on our behalf provided that the aggregate fees payable to the directors must not exceed £750,000 per annum or such higher amount as may from time to time be decided by ordinary resolution. Directors shall be entitled to reasonable additional remuneration (whether by way of salary, commission, participation in profits or otherwise) for any special duties or services performed or rendered to us, as determined by our board of directors, and in respect of any employment or executive office. The directors shall also be entitled to be paid reasonable travel, hotel and other expenses properly incurred by them in connection with their attendance at meetings of shareholders or class meetings, board of director or committee meetings or otherwise in connection with the performance of their duties as directors.
Conflicts of Interest
Our board of directors may, in accordance with the requirements in our Articles, authorize any matter proposed to them by any director which would, if not authorized, involve a director breaching his duty under the Companies Act 2006, to avoid conflicts of interests.

A director seeking authorization in respect of such conflict shall declare to our board of directors the nature and extent of his interest in a conflict as soon as is reasonably practicable. The director shall provide our board of directors with such details of the matter as are necessary for our board of directors to decide how to address the conflict together with such additional information as may be requested by our board of directors.
Any authorization by our board of directors will be effective only if:
(i)to the extent permitted by the Companies Act 2006, the matter in question shall have been proposed by any director for consideration in the same way that any other matter may be proposed to the directors under the provisions of our Articles;
(ii)any requirement as to the quorum for consideration of the relevant matter is met without counting the conflicted director and any other conflicted director; and
(iii)the matter is agreed to without the conflicted director voting or would be agreed to if the conflicted director’s and any other interested director’s vote is not counted.
Permitted Interests
Under our Articles, certain transactions which would otherwise give rise to a conflict are considered to be permitted interests of our directors. In the event that these permitted interests arise, the director in question will still count towards the quorum requirements of the relevant meeting and be entitled to vote on resolutions relating to such permitted interests, including but not limited to the following matters:
(i)the giving by such director of any security, guarantee or indemnity for any money or any liability which such director, or any other person, has lent or obligations such director or any other person has undertaken at the request, or for the benefit, of us or any of our subsidiary undertakings;
(ii)the giving of any security, guarantee or indemnity to any other person for a debt or obligation which is owed by us or any of our subsidiary undertakings, to that other person if such director has taken responsibility for some or all of that debt or obligation. Such director can take this responsibility by giving a guarantee, indemnity or security;
(iii)a proposal or contract relating to an offer of any shares or debentures or other securities for subscription or purchase by us or any of our subsidiary undertakings, if such director takes part because such director is a holder of shares, debentures or other securities, or if such director takes part in the underwriting or sub-underwriting of the offer;
(iv)any arrangement for the benefit of our employees or the employees of any of our subsidiary undertakings which only gives such director benefits which are also generally given to employees to whom the arrangement relates;
(v)any arrangement involving any other company if such director (together with any person connected with such director) has an interest of any kind in that company (including an interest by holding any position in that company or by being a shareholder of that company). This does not apply if such director knows that that such director has a relevant interest in a company. A company shall be deemed to be one in which such director has a relevant interest if and so long as (but only if and so long as) such director is to their knowledge (either directly or indirectly) the holder of or beneficially interested in one percent or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to shareholders of that company;
(vi)a contract relating to insurance which we can buy or renew for the benefit of our directors or a group of people which includes our directors; and
(vii)a contract relating to a pension, superannuation or similar scheme or a retirement, death, disability benefits scheme or employees' share scheme which gives such director benefits which are also generally given to the employees to whom the scheme relates.

A director is not permitted to vote (or count towards the quorum) on a resolution relating to their own appointment or the settlement or variation of the terms of their appointment to an office or place of profit with us, or any other company in which we have an interest.
Directors' Indemnity
Subject to the provisions of the Companies Act 2006, all of our directors, secretaries or other officers (other than an auditor) shall be indemnified against any loss or liability incurred by them in connection with their duties or powers in relation to us or any of our subsidiaries or any pension fund or employees’ share scheme of us or any of our subsidiaries or in relation to our activities as trustee of any occupational pension scheme which is operated by us from time to time. This indemnity includes any liability incurred by a director in defending any civil or criminal proceedings in which judgment is given in that director’s favor or the director is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part and we may provide the director with funds to meet expenditure incurred in connection with the proceedings set out above.
General Meetings
We must convene and hold annual general meetings once a year in accordance with the Companies Act 2006. Under the Companies Act 2006, an annual general meeting must be called by notice of at least 21 clear days and a general meeting must be called by notice of at least 14 clear days.
No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairperson of the meeting which shall not be treated as part of the business of the meeting. Save as otherwise provided by our Articles, shareholders holding thirty-three and one-third percent (33 ⅓%) of our issued shares (excluding any shares held as treasury shares) present in person or by proxy (or in the case of a corporation, by a representative) and entitled to vote shall be a quorum for all purposes.
Choice of Forum/Governing Law
Our Articles provide that the courts of England and Wales is the exclusive forum for resolving all shareholder complaints other than shareholder complaints asserting a cause of action arising under the Securities Act and the Exchange Act, for which, unless we consent by ordinary resolution to the selection of an alternative forum, the United States District Court for the Southern District of New York will be the exclusive forum. As a company incorporated in England and Wales, the choice of the courts of England and Wales as our exclusive forum for resolving all shareholder complaints, other than complaints arising under the Securities Act and the Exchange Act, allows us to more efficiently and affordably respond to such actions, and provides consistency in the application of the laws of England and Wales to such actions. Similarly, the federal district courts of the United States of America will be the sole and exclusive forum for resolving shareholder complaints arising under the Securities Act and the Exchange Act in order to more efficiently and affordably respond to such claims. This choice of forum also provides both us and our shareholders with a forum that is familiar with and regularly reviews cases involving U.S. securities law. Although we believe this choice of forum benefits us by providing increased consistency in the application of U.S. securities law for the specified types of action, it may have the effect of discouraging lawsuits against our directors and officers. Any person or entity purchasing or otherwise acquiring any interest in our ordinary shares will be deemed to have notice of and consented to the provisions of our Articles, including the exclusive forum provision. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable. The enforceability of similar exclusive forum provisions (including exclusive federal forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provisions in our Articles. Additionally, our shareholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. See “Risk Factors—Risks Related to this Offering and Ownership of Our ADSs— Our articles of association, or Articles, provide that the courts of England and Wales are the exclusive forum for the resolution of all shareholder complaints other than complaints asserting a cause of action arising under the Securities Act or the Exchange Act, and that the United

States District Court for the Southern District of New York is the exclusive forum for the resolution of any shareholder complaint asserting a cause of action arising under the Securities Act or the Exchange Act.”
Borrowing Powers
Subject to our Articles and the Companies Act 2006, our board of directors may exercise all of our powers to:
(a)borrow money;
(b)indemnify and guarantee;
(c)mortgage or charge;
(d)create and issue debentures and other securities; and
(e)give security either outright or as collateral security for any of our debt, liability or obligation or any of a third party.
Capitalization of Profits
The directors may, if they are so authorized by an ordinary resolution of the shareholders, decide to capitalize any of our undivided profits not required for paying any preferential dividend (whether or not they are available for distribution), or any sum standing to the credit of any reserve or fund which is available for distribution or standing to the credit of our share premium account, capital redemption reserve or other undistributable reserve. The directors may also, subject to the aforementioned ordinary resolution, appropriate any sum which they so decide to capitalize to the persons who would have been entitled to it if it were distributed by way of dividend and in the same proportions.
Limitation on Owning Securities
Neither English law nor our Articles restrict in any way the ownership or voting of our shares by non-residents.
Uncertificated Shares
Subject to the Companies Act 2006 and any applicable uncertificated securities rules (as defined in our Articles), our board of directors may permit title to shares of any class to be issued or held otherwise than by a certificate and to be transferred by means of a “relevant system” (i.e., the CREST System) without a certificate and may make arrangements for a class of shares to be transferred to that relevant system.
Our board of directors may, subject to compliance with the uncertificated securities rules (as defined in our Articles), determine at any time that title to any class of shares must be in certificated form and that such class of shares will cease to be transferred to a relevant system from a date specified by our board of directors. Our board of directors may take such steps as it sees fit in relation to the evidencing of and transfer of title to uncertificated shares, any records relating to the holding of uncertificated shares and the conversion of uncertificated shares to certificated shares, or vice-versa. Ordinary shares may be changed from uncertificated to certified form (and vice versa) in accordance with and subject to the uncertificated securities rules (as defined in our Articles).
We may, by notice to the holder of an uncertificated share, require that share to be converted into certificated form.
If, and subject to under our Articles or pursuant to the Companies Act 2006, we are entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, such entitlement shall include the right of our board of directors to:
(i)require the holder of the uncertified share by notice in writing to change that share from uncertified to certificated form;

(ii)appoint any person to act on behalf of the holder of the uncertified share to take such steps as may be required in order to effect the transfer of that share; and
(iii)take such other action that our board of directors considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.
Unless our board of directors determines otherwise, shares which a shareholder holds in uncertificated form shall be treated as separate holdings from any shares which that shareholder holds in certificated form and any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.
Our board of directors may take such other action that our board of directors considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of an uncertified share or otherwise to enforce a lien in respect of it.
Other Relevant UK Laws and Regulations
Mandatory Bid
As the Company’s securities are not quoted on a UK regulated market (or UK multilateral trading facility or certain exchanges in the Channel Islands or the Isle of Man), the City Code on Takeovers and Mergers, or the Takeover Code, does not apply to the Company. As a result, our shareholders are not currently entitled to the benefit of certain takeover offer protections provided under the Takeover Code, including the rules regarding mandatory takeover bids (a summary of which is set out below). In the event that this changes, or if the interpretation and application of the Takeover Code by the Takeover Panel changes (including changes to the way in which the Takeover Panel assesses the application of the Takeover Code to English companies whose shares are listed outside of the UK), the Takeover Code may apply to us in the future.
The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under the Takeover Code:
(a)any person who acquires, whether by a series of transactions over a period of time or not, an interest in shares which (taken together with shares in which he or she is already interested, and in which persons acting in concert with him or her are interested) carry 30% or more of the voting rights of a company; or
(b)any person who, together with persons acting in concert with him or her, is interested in shares which in the aggregate carry not less than 30% of the voting rights of a company but does not hold shares carrying more than 50% of such voting rights and such person, or any person acting in concert with him or her, acquires an interest in any other shares which increases the percentage of shares carrying voting rights in which he or she is interested, such person shall, except in limited circumstances, be obliged to extend offers, on the basis set out in Rules 9.3, 9.4 and 9.5 of the Takeover Code, to the holders of any class of equity share capital, whether voting or non-voting, and also to the holders of any other class of transferable securities carrying voting rights. Offers for different classes of equity share capital must be comparable; the Takeover Panel should be consulted in advance in such cases.
(i)An offer under Rule 9 of the Takeover Code must be in cash and at the highest price paid for any interest in the shares by the person required to make an offer or any person acting in concert with him or her during the 12 months prior to the announcement of the offer.
(ii)Under the Takeover Code, a “concert party” arises where persons acting together pursuant to an agreement or understanding (whether formal or informal and whether or not in writing) actively cooperate, through the acquisition by them of an interest in shares in a company, to obtain or consolidate control of the company. “Control” means holding, or aggregate holdings, of an interest in shares carrying 30% or more of the voting rights of the company, irrespective of whether the holding or holdings give de facto control.

Squeeze-out
(i)Under Sections 979 to 982 of the Companies Act 2006, where a takeover offer has been made for us and the offeror has acquired, or unconditionally contracted to acquire, not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, it could then compulsorily acquire the remaining 10%. It would do so by sending a notice to the outstanding shareholders telling them that it will compulsorily acquire their shares, provided that no such notice may be served after the end of: (a) the period of three months beginning with the day after the last day on which the offer can be accepted; or (b) if earlier, and the offer is not one to which section 943(1) of the Companies Act 2006 applies, the period of six months beginning with the date of the offer.
(ii)Six weeks following service of the notice, the offeror must send a copy of it to the company together with the consideration for the ordinary shares to which the notice relates, and an instrument of transfer executed on behalf of the outstanding shareholder(s) by a person appointed by the offeror.
(iii)The company will hold the consideration on trust for the outstanding shareholders.
Sell-out
(i)Sections 983 to 985 of the Companies Act 2006 also give minority shareholders in the company a right to be bought out in certain circumstances by an offeror who has made a takeover offer. If a takeover offer relating to all the ordinary shares of the company is made and the offeror has acquired or unconditionally agreed to acquire not less than 90% in value of the voting shares and not less than 90% of the voting rights carried by those shares, at any time before the end of the period within which the offer could be accepted, any holder of shares to which the offer related who had not accepted the offer could by a written communication to the offeror require it to acquire those shares. The offeror is required to give any shareholder notice of his right to be bought out within one month of that right arising. The offeror may impose a time limit on the rights of minority shareholders to be bought out, but that period cannot end less than three months after the end of the acceptance period, or, if longer a period of three months from the date of the notice.
(ii)If a shareholder exercises his rights, the offeror is bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.
Disclosure of Interest in Shares
Pursuant to Part 22 of the Companies Act 2006, a company incorporated in England and Wales is empowered by notice in writing to require any person whom the company knows to be, or has reasonable cause to believe to be, interested in the company’s shares or at any time during the three years immediately preceding the date on which the notice is issued to have been so interested, within a reasonable time to disclose to the company details of that person’s interest and (so far as is within such person’s knowledge) details of any other interest that subsists or subsisted in those shares.
Under our Articles, if a shareholder defaults in supplying us with the required details in relation to the shares in question, or the Default Shares, within the prescribed period of 14 days, the shareholder shall not be entitled to vote or exercise any other right conferred by membership in relation to general meetings. Where the Default Shares represent 0.25% or more in nominal value of the issued shares of the class in question (calculated exclusive of any shares held as treasury shares), the directors may direct that:
•any dividend or other money payable in respect of the Default Shares shall be retained by us without any liability to pay interest on it when such dividend or other money is finally paid to the shareholder; and/or
•no transfer by the relevant shareholder of shares (other than a transfer permitted in accordance with the provisions of our Articles) may be registered (unless such shareholder is not in default and the transfer does not relate to Default Shares).

Purchase of Own Shares
English law permits a public limited company to purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, subject to complying with procedural requirements under the Companies Act 2006 and provided that its articles of association do not prohibit it from doing so. Our Articles, a summary of which is provided above, do not prohibit us from purchasing our own shares. A public limited company must not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.
Any such purchase will be either a “market purchase” or “off-market purchase,” each as defined in the Companies Act 2006. A “market purchase” is a purchase made on a “recognized investment exchange” (other than an overseas exchange) as defined in the UK Financial Services and Markets Act 2000, as amended, or FSMA. An “off-market purchase” is a purchase that is not made on a “recognized investment exchange.” Both “market purchases” and “off-market purchases” require prior shareholder approval by way of an ordinary resolution. In the case of an “off-market purchase,” a company’s shareholders, other than the shareholders from whom the company is purchasing shares, must approve the terms of the contract to purchase shares and in the case of a “market purchase,” the shareholders must approve the maximum number of shares that can be purchased and the maximum and minimum prices to be paid by the company. Both resolutions authorizing “market purchases” and “off-market purchases” must specify a date, not later than five years after the passing of the resolution, on which the authority to purchase is to expire.
Nasdaq is an “overseas exchange” for the purposes of the Companies Act 2006 and does not fall within the definition of a “recognized investment exchange” for the purposes of FSMA and any purchase made by us would need to comply with the procedural requirements under the Companies Act 2006 that regulate “off-market purchases.”
A share buy-back by a company of its shares could give rise to UK stamp duty reserve tax and stamp duty at the rate of 0.5% of the amount or value of the consideration payable by the company (rounded up to the next £5.00). The charge to UK stamp duty reserve tax would be cancelled or, if already paid, repaid (generally with interest), where a transfer instrument for UK stamp duty purposes has been duly stamped within six years of the charge arising (either by paying the UK stamp duty or by claiming an appropriate relief) or if the instrument is otherwise exempt from UK stamp duty.
Our Articles do not have conditions governing changes to our capital which are more stringent than those required by law.
Distributions and Dividends
Under the Companies Act 2006, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves, as determined on a non-consolidated basis. The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under English law.
As a public company, it is also not sufficient that we have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that our net worth is at least equal to the amount of our capital. A public company can only make a distribution:
•if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and
•if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

Shareholder Rights
Certain rights granted under the Companies Act 2006, including the right to requisition a general meeting or require a resolution to be put to shareholders at the annual general meeting, are only available to our members. For English law purposes, our members are the persons who are registered as the owners of the legal title to the shares and whose names are recorded in our share register. If a person who holds their ADSs in DTC wishes to exercise certain of the rights granted under the Companies Act 2006, they may be required to first take steps to withdraw their ADSs from the settlement system operated by DTC and become the registered holder of the shares in our share register. A withdrawal of ordinary shares underlying their ADSs may have tax implications.
Exchange Controls
There are no governmental laws, decrees, regulations or other legislation in the UK that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our ordinary shares or ADSs, other than, on current law, withholding tax requirements that may apply in respect of interest and royalties. There is no limitation imposed by English law or in our Articles on the right of non-residents to hold or vote shares.

DIFFERENCES IN CORPORATE LAW
The applicable provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act 2006 applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections.

	ENGLAND AND WALES	DELAWARE
Number of Directors	Under the Companies Act 2006, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided for in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Removal of Directors	Under the Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act 2006 must also be followed, such as allowing the director to make representations against his or her removal either at the meeting or in writing.	Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he or she is a part.

Vacancies on the Board of Directors	Under English law, the procedure by which directors, other than a company’s initial directors, are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.	Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

	ENGLAND AND WALES	DELAWARE
Annual General Meeting	Under the Companies Act 2006, a public limited company must hold an annual general meeting within the six-month period beginning with the day following the company’s annual accounting reference date.	Under Delaware law, the annual meeting of shareholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General Meeting
Under the Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.
Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings (excluding any paid up capital held as treasury shares) can require the directors to call a general meeting and, if the directors fail to do so within a certain period, may themselves (or any of them representing more than one half of the total voting rights of all of them) convene a general meeting.
Under Delaware law, special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of General Meetings	Under the Companies Act 2006, at least 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting, subject to a company’s articles of association providing for a longer period. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting of a public limited company. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the shareholders must be given to each shareholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.

	ENGLAND AND WALES	DELAWARE
Quorum	Subject to the provisions of a company’s articles of association, the Companies Act 2006 provides that two shareholders present at a meeting (in person, by proxy or authorized representative under the Companies Act 2006) shall constitute a quorum for companies with more than one shareholder.	The certificate of incorporation or bylaws may specify the number of shares, the holders of which shall be present or represented by proxy at any meeting in order to constitute a quorum, but in no event shall a quorum consist of less than one third of the shares entitled to vote at the meeting. In the absence of such specification in the certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

Proxy	Under the Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of shareholders, a shareholder may designate another person to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Preemptive Rights	Under the Companies Act 2006, “equity securities,” being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution, referred to as “ordinary shares,” or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act 2006.	Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

	ENGLAND AND WALES	DELAWARE
Authority to Allot	Under the Companies Act 2006, the directors of a company must not allot shares or grant rights to subscribe for or convert any security into shares unless an exception applies or an ordinary resolution has been passed by shareholders in a general meeting authorizing such allotment or the articles of association provide for such authorization, in each case in accordance with the provisions of the Companies Act 2006.	Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. The board of directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Directors and Officers
Under the Companies Act 2006, any provision, whether contained in a company’s articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company, is void. Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director is also void except as permitted by the Companies Act 2006, which provides exceptions for the company to
(i) purchase and maintain insurance against such liability; (ii) provide a “qualifying third party indemnity,” or an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he or she is successful in defending the claim or criminal proceedings; and (iii) provide a “qualifying pension scheme indemnity,” or an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its shareholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:
•any breach of the director’s duty of loyalty to the corporation or its shareholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or
•any transaction from which the director derives an improper personal benefit.

	ENGLAND AND WALES	DELAWARE
Voting Rights
For an English company it is usual for the articles of association to provide that, unless a poll is demanded by the shareholders of a company or is required by the chairperson of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act 2006, a poll may be demanded by (i) not fewer than five shareholders having the right to vote on the resolution; (ii) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution (excluding any voting rights attaching to treasury shares); or (iii) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (excluding any voting rights attaching to treasury shares) being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll. Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting.
Delaware law provides that, unless otherwise provided in the certificate of incorporation, each shareholder is entitled to one vote for each share of capital stock held by such shareholder.

	ENGLAND AND WALES	DELAWARE
Shareholder Vote on Certain Transactions
The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:
•the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors or a class thereof representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and
•the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:
•the approval of the board of directors; and
•the approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of the corporation entitled to vote on the matter.

Standard of Conduct for Directors
Under English law, a director owes various statutory and fiduciary duties to the company, including:
•to act in the way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole, and in doing so have regard (amongst other matters) to: (i) the likely consequences of any decision in the long-term, (ii) the interests of the company’s employees, (iii) the need to foster the company’s business relationships with suppliers, customers and others, (iv) the impact of the company’s operations on the community and the environment, (v) the desirability to maintain a reputation for high standards of business conduct, and (vi) the need to act fairly as between members of the company;

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the shareholders.
Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of all material information reasonably available regarding a significant transaction.

ENGLAND AND WALES	DELAWARE

•to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;
•to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;
•to exercise independent judgment;
•to exercise reasonable care, skill and diligence;
•not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and
•a duty to declare any interest that he or she has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.
In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

	ENGLAND AND WALES	DELAWARE
Shareholder Suits
Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

Under Delaware law, a shareholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:
•state that the plaintiff was a shareholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and
•allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or
•state the reasons for not making the effort.
Additionally, the plaintiff must remain a shareholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Stock exchange listing
Our ADSs are listed on Nasdaq under the symbol “CMPS.”
Transfer agent and registrar of shares
Our share register is maintained by Neville Registrars Limited. The share register reflects only record owners of our ordinary shares. Holders of our ADSs are not treated as our shareholders and their names are therefore not be entered in our share register. The depositary, the custodian or their nominee(s) is the holder of the ordinary shares underlying our ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Citibank, N.A., or Citibank, is the depositary for the American Depositary Shares. Citibank's depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts,” or “ADRs.” The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. (London), located at Citigroup Centre, Canary Wharf, London, E14 5LB, United Kingdom.
We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of registration statements on Form F-6, as amended. You may obtain a copy of the deposit agreement from the SEC’s website (www.sec.gov). Please refer to File No. 333-248514 and 333-279431 when retrieving such copy.
We are providing you with a summary description of the material terms of our ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.
Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one ordinary share that is on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of our ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-ordinary share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of our ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by our ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of our ADSs, the registered holders of our ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of our ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares are governed by the laws of England and Wales, which may be different from the laws of the United States.
In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.
As an owner of ADSs, you will not be treated as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders' rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder. The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you.
As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the direct registration system or DRS). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of our ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as our ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own our ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.
The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of our ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of our ADSs representing the deposited property.
Dividends and Other Distributions
As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.
Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of England and Wales.
The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares
Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify our ADS-to-ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of our ADS-to-ordinary share ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.
The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.
The depositary will not distribute the rights to you if:
•we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or
•we fail to deliver satisfactory documents to the depositary; or
•it is not reasonably practicable to distribute the rights.
The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.
The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in England and Wales would receive upon failing to make an election, as more fully described in the deposit agreement.
Other Distributions
Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if we provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.
The depositary will not distribute the property to you and will sell the property if:
•we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or
•we do not deliver satisfactory documents to the depositary; or
•the depositary determines that all or a portion of the distribution to you is not reasonably practicable.
The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, our ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.
Changes Affecting Ordinary Shares
The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of our assets.
If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable registration statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to our ADSs the change affecting the ordinary shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares
Upon completion of any future offering made pursuant to the applicable prospectus supplement, or a Future Offering, the ordinary shares being offered pursuant to that Future Offering prospectus supplement, or a prospectus supplement, will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs to the underwriters named in such prospectus supplement.
After the completion of a Future Offering, the depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by United States and England and Wales legal considerations applicable at the time of deposit.
The issuance of ADSs in connection with a Future Offering may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.
When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:
•the ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;
•all preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised;
•you are duly authorized to deposit the ordinary shares;
•the ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and our ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement); and
•the ordinary shares presented for deposit have not been stripped of any rights or entitlements; and
•the deposit of shares does not violate any applicable provision of English law.
If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and our ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:
•ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;
•provide such proof of identity and genuineness of signatures as the depositary deems appropriate;
•provide any transfer stamps required by the State of New York or the United States; and
•pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.
To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs
As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of our ADSs may be limited by the legal consideration in the United States and England and Wales applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, our ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.
You will have the right to withdraw the securities represented by your ADSs at any time except as a result of:
•temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;
•obligations to pay fees, taxes and similar charges; and/or
•restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.
The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.
Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in “Description of Share Capital and Articles of Association—Articles of Association” in this prospectus.
At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the ordinary shares represented by ADSs. In lieu of distributing such materials, the depositary may distribute to you instructions on how to retrieve such materials upon request.
If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote (or cause the custodian to vote) the securities (in person or by proxy) represented by the holder’s ADSs as follows:
•In the event of voting by show of hands, the depositary will vote (or cause the custodian to vote) all ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provide timely voting instructions.
•In the event of voting by poll, the depositary will vote (or cause the custodian to vote) the ordinary shares held on deposit in accordance with the voting instructions received from the holders of ADSs.
Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the deposit agreement). Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and Charges
As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees
•Issuance of ADSs (e.g., an issuance of ADS upon a deposit of ordinary shares or upon a change in the ADS(s)-to-ordinary shares ratio), excluding ADS issuances as a result of distributions of ordinary shares
Up to $0.05 per ADS issued

•Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property or upon a change in the ADS(s)-to-ordinary shares ratio)	Up to $0.05 per ADS cancelled

•Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to $0.05 per ADS held

•Distribution of ADSs pursuant to (i) share dividends or other free share distributions, or (ii) exercise of rights to purchase additional ADSs	Up to $0.05 per ADS held

•Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to $0.05 per ADS held

•ADS Services	Up to $0.05 per ADS held on the applicable record date(s) established by the depositary

•Registration of ADS transfers (i.e., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to $0.05 per ADS (or fraction thereof) transferred

•Conversion of ADSs of one series for ADSs of another series (i.e., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the Deposit Agreement) into freely transferable ADSs, and vice versa)
Up to $0.05 per ADS (or fraction thereof) converted
As an ADS holder you will also be responsible to pay certain charges such as:
•taxes (including applicable interest and penalties) and other governmental charges;
•the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;
•certain cable, telex and facsimile transmission and delivery expenses;
•the fees, expenses, spreads, taxes and other charges of the depositary and/or service providers (which may be a division, branch or affiliate of the depositary) in the conversion of foreign currency;
•the reasonable and customary out of pocket expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and
•the fees, charges, costs and expenses incurred by the depositary, the custodian or any nominee in connection with the ADR program.

ADS fees and charges payable upon (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom our ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, our ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving our ADSs being issued or the DTC participant(s) holding our ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and our ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) our ADS service fee, holders as of our ADS record date will be invoiced for the amount of our ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, our ADS fees and charges for distributions other than cash and our ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.
In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to our ADS holder. Certain of the depositary fees and charges (such as our ADS services fee) may become payable shortly after the closing of our ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of our ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.
Amendments and Termination
We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for our ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).
We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.
Termination
After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
In connection with any termination of the deposit agreement, the depositary may make available to owners of ADSs a means to withdraw the ordinary shares represented by ADSs and to direct the depositary of such ordinary shares into an unsponsored American depositary share program established by the depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to our ADSs and the deposit agreement.
The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Transmission of Notices, Reports and Proxy Soliciting Material
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. Subject to the terms of the deposit agreement, the depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to.
Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:
•We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.
•The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.
•The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.
•We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.
•We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Articles, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles or in any provisions of or governing the securities on deposit.
•We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.
•We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.
•We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.
•We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.
•No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.
•Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder.
•Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.
Taxes
You will be responsible for the taxes and other governmental charges payable on our ADSs and the securities represented by our ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill their legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:
•Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.
•Distribute the foreign currency to holders for whom the distribution is lawful and practical.
•Hold the foreign currency (without liability for interest) for the applicable holders.
Governing Law/Waiver of Jury Trial
The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of England and Wales.
As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs, involving the Company or the Depositary, may only be instituted in as state or federal court in the City of New York.
AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE YOUR RIGHT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF DEBT SECURITIES
This prospectus describes the general terms and provisions of the debt securities we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether any of the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the applicable indenture if you do not fully understand a term or the way we use it in this prospectus.
We may offer senior or subordinated debt securities, which may be convertible. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to this Registration Statement of which this prospectus forms a part.
If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.
We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the debt securities that are described in this prospectus or in any applicable prospectus supplement. The statements below are not complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture, as amended or supplemented from time to time. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.
General
We expect that the indentures will:
•not limit the amount of debt securities that we may issue;
•allow us to issue debt securities in one or more series;
•not require us to issue all of the debt securities of a series at the same time;
•allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and
•provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.
•Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “—Subordination” and in the applicable prospectus supplement.
Each indenture will provide that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
The prospectus supplement for each offering will provide the following terms, where applicable:
•the title of the debt securities and whether they are senior or subordinated;
•the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;
•the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into ordinary shares or the method by which any such portion shall be determined;
•if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of ordinary shares received on conversion;
•the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;
•the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;
•the date or dates, or the method for determining the date or dates, from which interest will accrue;
•the dates on which interest will be payable;
•the record dates for interest payment dates, or the method by which we will determine those dates;
•the persons to whom interest will be payable;
•the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;
•the place or places where the principal of, and any premium, or make-whole amount, and interest on, the debt securities will be payable;
•where the debt securities may be surrendered for registration of transfer or conversion or exchange;
•where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•the times, prices and other terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;
•the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;
•whether the principal of, and any premium, or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;
•whether the amount of payments of principal of, and any premium, or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;
•whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;
•any restrictions applicable to the offer, sale or delivery of debt securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for debt securities in registered form of the series and vice versa if permitted by applicable laws and regulations;
•whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;
•the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;
•the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;
•the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;
•the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;
•whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;
•whether and under what circumstances the debt securities being offered are convertible into ordinary shares, including the conversion price or rate or the manner of calculation thereof;
•the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;
•any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;
•if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;
•the name of the applicable trustee and the nature of any material relationship between the trustee and us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;
•any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;
•provisions related to the modification of the indentures;
•applicable CUSIP numbers; and
•any other terms of such debt securities not inconsistent with the provisions of the applicable indenture or the Trust Indenture Act.
We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences, material United Kingdom tax considerations and other relevant considerations applicable to original issue discount securities.
We also may issue indexed debt securities. Payments of principal, premium and interest on indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.
Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.
We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Payment
Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period in which we hold the funds.
Denomination, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.
Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:
•exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and
•surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.
Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.
Neither we, nor any trustee, will be required to:
•issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 calendar days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;
•register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and
•issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.
Merger, Consolidation or Sale of Assets
The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:
•either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (B) to duly perform and observe all of the covenants and conditions contained in each indenture;

•after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and
•an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.
Covenants
Existence. Except as permitted under “—Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.
Payment of taxes and other claims. The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (1) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Provision of financial information. The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act of 1934, as amended, or the Exchange Act, (2) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (3) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (1) and (2) above, and (4) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.
Additional covenants. The applicable prospectus supplement will set forth any additional covenants relating to any series of debt securities.
Events of Default, Notice and Waiver
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
i.default in the payment of any installment of interest on any debt security of such series continuing for 30 calendar days;
ii.default in the payment of principal of, or any premium, or make-whole amount, on any debt security of such series for five business days at its stated maturity;
iii.default in making any sinking fund payment as required for any debt security of such series for five business days;
iv.default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 calendar days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;
v.a default under any bond, debenture, note, mortgage, indenture or instrument:
(1)having an aggregate principal amount in excess of a minimum amount as specified in a prospectus supplement; or

(2)under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice specifying such default and requiring us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;
vi.bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Compass Pathways or any significant subsidiary that, if contested, is not dismissed or stayed within 90 calendar days; and
vii.any other event of default provided with respect to a particular series of debt securities.
When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.
If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 33% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 33% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
i.we have deposited with the applicable trustee all required payments of the principal, any premium, or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and
ii.all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, or make-whole amount, have been cured or waived.
We expect that the indentures will also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:
i.in the payment of the principal, any premium, or make-whole amount, or interest;
ii.in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or
iii.in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.
We expect that the indentures will require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.
We expect that the indentures will provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, or make-whole amount, and interest on, such debt securities at the respective due dates thereof.
We expect that the indentures will provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
i.is in conflict with any law or the applicable indenture;
ii.may involve the trustee in personal liability; or
iii.may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.
Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Modification of the Indentures
We expect that the indentures will provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of each of the affected holders of the debt securities affected by the modification or amendment:
i.change the stated maturity of the principal of, or any premium, or make-whole amount, on, or any installment of principal of or interest on, any such debt security;
ii.reduce the principal amount of, the rate or amount of interest on or any premium, or make-whole amount, payable on redemption of any such debt security;
iii.reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;
iv.change the place of payment or the coin or currency for payment of principal of, or any premium, or make-whole amount, or interest on, any such debt security;
v.impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;
vi.reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; or
vii.modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.
The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.
We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:
•to evidence the succession of another person to us as obligor under such indenture;
•to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;
•to add events of default for the benefit of the holders of all or any series of debt securities;
•to add or change any provisions of an indenture (1) to change or eliminate restrictions on the payment of principal of, or premium, or make-whole amount, or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;
•to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;
•to secure the debt securities;
•to establish the form or terms of debt securities of any series;
•to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;
•to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and
•to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.
The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.
No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.
If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Voting
We expect the indentures will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:
•the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;
•the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;
•the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and
•debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.
The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.
Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.
Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.
Notwithstanding the foregoing provisions, we expect that the indentures will provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:
•there shall be no minimum quorum requirement for such meeting; and
•the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.
Subordination
Unless otherwise provided in the applicable prospectus supplement and indenture, subordinated securities will be subject to the following subordination provisions.
Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of Compass Pathways and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.
The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.
No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.
If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities will provide us with the right not to comply with specified covenants and that specified events of default described in a prospectus supplement will not apply provided we deposit with the trustee money or government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into ordinary shares will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into ordinary shares, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.
Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.
We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and any premium, or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium, or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.
Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.
If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.
The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.
No Recourse
There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.
We refer you to any applicable prospectus supplement with respect to any deletions or additions or modifications to the descriptions above.

DESCRIPTION OF WARRANTS
We may offer warrants for the purchase of ordinary shares, each of which may be represented by one American Depositary Share, and/or senior or subordinated debt securities in one or more series, from time to time. We may issue warrants independently or together with ordinary shares, each of which may be represented by one American Depositary Share, and/or senior or subordinated debt securities, and the warrants may be attached to or separate from those securities.
If we offer warrants, they will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
The prospectus supplement for each offering will provide the following terms, where applicable:
•the offering price and aggregate number of warrants offered;
•the currency for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase securities, the number of shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•the terms of any rights to redeem or call the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the periods during which, and places at which, the warrants are exercisable;
•the manner of exercise;
•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreement and warrants may be modified;
•federal income tax consequences of holding or exercising the warrants;
•the terms of the securities issuable upon exercise of the warrants; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we offer warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of such ordinary shares and debt securities will be incorporated by reference into the Registration Statement of which this prospectus is a part from reports we would subsequently file with the SEC.

DESCRIPTION OF UNITS
We may offer units consisting of ordinary shares, ordinary shares in the form of ADSs, debt securities and/or warrants for the purchase of ordinary shares and/or debt securities in any combination in one or more series, from time to time.
If we offer units, they will be evidenced by unit certificates issued under one or more unit agreements, which are contracts between us and an agent for the holders of the units.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.
We urge you to read the prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the unit. If we offer units, forms of unit agreements and unit certificates relating to units will be incorporated by reference into the Registration Statement of which this prospectus is a part from reports we would subsequently file with the SEC.

TAXATION
U.S. Federal Income Tax Considerations for U.S. Holders
Our most recent Annual Report, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.
UK Taxation
The following is intended as a general guide to current UK tax law and HM Revenue & Customs, or HMRC, published practice (which is not binding) applying as at the date of this prospectus (both of which are subject to change at any time, possibly with retrospective effect) relating to the holding of ADSs. It does not constitute legal or tax advice and does not purport to be a complete analysis of all UK tax considerations relating to the holding of ADSs, or all of the circumstances in which holders of ADSs may benefit from an exemption or relief from UK taxation. It is written on the basis that we do not (and will not) directly or indirectly derive 75% or more of its qualifying asset value from UK land, and that we are and will remain solely resident in the UK for tax purposes and will therefore be subject to the UK tax regime and not the U.S. tax regime save as set out above under “—U.S. Federal Income Tax Considerations for U.S. Holders.”
Except to the extent that the position of non-UK resident persons is expressly referred to, this guide relates only to persons who are resident (and in the case of individuals, domiciled or deemed domiciled) for tax purposes solely in the UK and do not have a permanent establishment, branch or agency (or equivalent) in any other jurisdiction with which the holding of our ADSs is connected, or UK Holders, who are absolute beneficial owners of our ADSs (and do not hold our ADSs through an Individual Savings Account or a Self-Invested Personal Pension).
This guide may not relate to certain classes of UK Holders, such as (but not limited to):
•persons who are connected with us;
•financial institutions;
•insurance companies;
•charities or tax-exempt organizations;
•collective investment schemes;
•pension schemes;
•market makers, intermediaries, brokers or dealers in securities or persons who hold ADSs otherwise than as an investment;
•persons who have (or are deemed to have) acquired their ADSs by virtue of an office or employment or who are or have been our officers or employees or any of our affiliates; and
•individuals who are subject to UK taxation on a remittance basis or to whom split-year treatment applies.
The decision of the First-tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v HMRC (2012) cast some doubt on whether a holder of a depositary receipt is the beneficial owner of the underlying shares. However, based on published HMRC guidance we would expect that HMRC will regard a holder of ADSs as holding the beneficial interest in the underlying shares and therefore these paragraphs assume that a holder of ADSs is the beneficial owner of the underlying ordinary shares and any dividends paid in respect of the underlying ordinary shares (where the dividends are regarded for UK purposes as that person’s own income) for UK direct tax purposes.

THESE PARAGRAPHS ARE A SUMMARY OF CERTAIN UK TAX CONSIDERATIONS AND ARE INTENDED AS A GENERAL GUIDE ONLY. IT IS RECOMMENDED THAT ALL HOLDERS OF ADSs OBTAIN ADVICE AS TO THE CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF OUR ADSs IN THEIR OWN PARTICULAR CIRCUMSTANCES FROM THEIR OWN TAX ADVISORS. IN PARTICULAR, NON-UK RESIDENT OR DOMICILED PERSONS OR PERSONS SUBJECT TO TAXATION IN ANY JURISDICTION OTHER THAN THE UK ARE ADVISED TO CONSIDER THE POTENTIAL IMPACT OF ANY RELEVANT DOUBLE TAXATION AGREEMENTS.
Dividends
Withholding Tax
Dividends that we pay will not be subject to any withholding or deduction for or on account of UK tax.
Income Tax
An individual UK Holder may, depending on his or her particular circumstances, be subject to UK tax on dividends received from us. An individual holder of ADSs who is not resident for tax purposes in the UK should not be chargeable to UK income tax on dividends received from us unless he or she carries on (whether solely or in partnership) a trade, profession or vocation in the UK through a permanent establishment, branch or agency to which our ADSs are attributable. There are certain exceptions for trading in the UK through independent agents, such as some brokers and investment managers.
Dividend income is treated as the top slice of the total income chargeable to UK income tax for an individual UK Holder. An individual UK Holder who receives a dividend in the 2024/2025 tax year will be entitled to a tax-free allowance of £500. Income within the dividend allowance counts towards an individual’s basic or higher or additional rate limits and may, therefore, affect the level of personal allowance to which they are entitled. Dividend income in excess of this tax-free allowance will (subject to the availability of any income tax personal allowance) be taxed at 8.75% (for the tax year 2024/2025) to the extent the excess amount falls within the basic rate band, 33.75% (for the tax year 2024/2025) to the extent the excess amount falls within the higher rate band, and 39.35% (for the tax year 2024/2025) to the extent the excess amount falls within the additional rate band.
Corporation Tax
A corporate holder of ADSs who is not resident for tax purposes in the UK should not be chargeable to UK corporation tax on dividends received from us unless it carries on (whether solely or in partnership) a trade in the UK through a permanent establishment to which our ADSs are attributable.
Corporate UK Holders should not be subject to UK corporation tax on any dividend received from us so long as the dividends qualify for exemption, which should be the case, although certain conditions must be met. It should be noted that the exemptions, whilst of wide application, are not comprehensive and are subject to anti-avoidance rules in relation to a dividend. If the conditions for the exemption are not satisfied, or such anti-avoidance provisions apply or such UK Holder elects for an otherwise exempt dividend to be taxable, UK corporation tax will be chargeable on the amount of any dividends (at the main rate of 25% for companies with profits in excess of £250,000, or the small profits rate of 19% for companies with profits of £50,000 or less, with marginal relief from the main rate available to companies with profits between £50,000 and £250,000, subject to meeting certain criteria).
Chargeable Gains
A disposal or deemed disposal of ADSs by a UK Holder may, depending on the UK Holder’s circumstances and subject to any available exemptions or reliefs (such as the annual exemption), give rise to a chargeable gain or an allowable loss for the purposes of UK capital gains tax and corporation tax on chargeable gains.
If an individual UK Holder who is subject to UK income tax at either the higher or the additional rate is liable to UK capital gains tax on the disposal of ADSs, the current applicable rate is 24% (for the period of the 2024/2025 tax year from October 30, 2024; the rate from April 6, 2024 to October 29, 2024 was 20%). For an individual UK Holder who is subject to UK income tax at the basic rate and liable to UK capital gains tax on such disposal, the current applicable rate would be 18% (for the period of the 2024/2025 tax year from October 30, 2024; the rate from April 6, 2024 to October 29, 2024 was 10%), save to the extent that any capital gains when aggregated with the UK Holder’s other taxable income and gains in the relevant tax year exceed the unused basic rate tax band. In that case, the rate currently applicable to the excess would be 24% (for the period of the 2024/2025 tax year from October 30, 2024; the rate from April 6, 2024 to October 29, 2024 was 20%).
If a corporate UK Holder becomes liable to UK corporation tax on the disposal (or deemed disposal) of ADSs, UK corporation tax would apply (at the main rate of 25% for companies with profits in excess of £250,000, or the small profits rate of 19% for companies with profits of £50,000 or less, with marginal relief from the main rate available to companies with profits between £50,000 and £250,000, subject to meeting certain criteria).
A holder of ADSs that is not resident for tax purposes in the UK should not normally be liable to UK capital gains tax or corporation tax on chargeable gains on a disposal (or deemed disposal) of ADSs, unless the person is carrying on (whether solely or in partnership) a trade, profession or vocation in the UK through a branch or agency (or, in the case of a corporate holder of ADSs, through a permanent establishment) to which our ADSs are attributable. However, an individual holder of ADSs who has ceased to be resident for tax purposes in the UK or is treated as resident outside the UK for the purposes of a double taxation treaty for a period of five years or less and who disposes of ADSs during that period of temporary non-residence may be liable on his or her return to the UK (or upon ceasing to be regarded as resident outside the UK for the purposes of double taxation treaty) to UK tax on any capital gain realized (subject to any available exemption or relief).
Stamp Duty and Stamp Duty Reserve Tax
The discussion below relates to the holders of our ordinary shares or ADSs wherever resident, however it should be noted that special rules may apply to certain persons such as market makers, brokers, dealers or intermediaries.
Issue of Ordinary Shares
No UK stamp duty or stamp duty reserve tax, or SDRT, is generally payable on the issue of the ordinary shares underlying our ADSs.
Transfers of Ordinary Shares
An unconditional agreement to transfer ordinary shares will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer. The purchaser of the shares is liable for the SDRT. Transfers of ordinary shares in certificated form are generally also subject to stamp duty at the rate of 0.5% of the amount or value of the consideration given for the transfer (rounded up to the next £5.00). Stamp duty is normally paid by the purchaser. The charge to SDRT will be cancelled or, if already paid, repaid (generally with interest), where a transfer instrument has been duly stamped within six years of the charge arising, (either by paying the stamp duty or by claiming an appropriate relief) or if the instrument is otherwise exempt from stamp duty.
Clearance Services and Depositary Receipts
Under current UK tax law (as set out in section 20 and Schedule 11 of the Finance Act 2024), with effect from January 1, 2024, a higher rate of 1.5% UK stamp duty or UK SDRT (which we refer to as the 1.5% Charge), should not arise in respect of an issue of ordinary shares, or an unconditional agreement to issue ordinary shares, to a clearance service or depositary receipt system. Further, subject to the below, no 1.5% Charge should arise in respect of a transfer of ordinary shares, or an unconditional agreement to transfer ordinary shares, to a clearance service or depositary receipt system where the transfer is carried out in the course of “capital-raising arrangements”, being arrangements pursuant to which securities are issued for the purpose of raising new capital. Where any ordinary shares are subject to any restrictions that have the effect of preventing the transfer of such ordinary shares into a clearance service or depositary receipt system in the course of capital-raising arrangements, such ordinary shares must be transferred as soon as reasonably practicable after the time at which the restriction ceases to have effect in order to prevent the 1.5% Charge from applying.

Where a clearance service has made and maintained an election under section 97A of the UK Finance Act 1986, no 1.5% Charge will apply on any transfer of ordinary shares, or an unconditional agreement to transfer ordinary shares, to that clearance service. It is understood that HMRC regards the facilities of DTC as a clearance service for these purposes and we are not aware of any section 97A election having been made by the DTC.
If arising, any UK stamp duty or UK SDRT payable on a transfer of ordinary shares to a depositary receipt system or clearance service will in practice generally be paid by the transferors or participants in the clearance service or depositary receipt system.
Issue of ADSs
No UK stamp duty or UK SDRT should be payable on the issue of ADSs in the Company.
If arising, any UK stamp duty or UK SDRT payable on a transfer of ordinary shares to a depositary receipt system or clearance service will in practice generally be paid by the transferors or participants in the clearance service or depositary receipt system.
Transfers of ADSs within a clearance system
No UK SDRT should be required to be paid in respect of a paperless transfer of ADSs through the facilities of DTC, provided that no section 97A election has been made and maintained by DTC, and such ADSs are held through DTC at the time of any agreement for their transfer.
No UK stamp duty should in practice be payable on a written instrument transferring an ADS provided that the instrument of transfer is executed and remains at all times outside the United Kingdom. Where these conditions are not met, the transfer of, or agreement to transfer, an ADS could, depending on the circumstances, attract a charge to UK stamp duty at the rate of 0.5% of the amount or value of the consideration. If it is necessary to pay stamp duty, it may also be necessary to pay interest and penalties.
Issue or Transfers of ADRs
On the basis of current published HMRC guidance, an ADR is not regarded as stock or a marketable security for the purposes of UK stamp duty or a chargeable security for the purposes of SDRT, and as such, no UK stamp duty or SDRT should be required to be paid on the issue or transfer of (including an agreement to transfer) ADRs in the Company.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by us under this prospectus. Except as described in any prospectus supplement or free writing prospectus, we currently anticipate using the net proceeds from the sale of our securities offered hereby primarily for general corporate purposes which may include, but are not limited to, working capital and capital expenditures, expenses related to research, clinical development and commercial efforts, general and administrative expenses and repayment of indebtedness. We have not determined the amount of net proceeds to be used specifically for such purposes.
We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition or investment, we evaluate such opportunities and engage in related discussions with other companies from time to time.
Pending our use of proceeds from this offering, we plan to invest these net proceeds in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. or U.K. government, hold as cash or apply them to the reduction of indebtedness.
We will not receive any proceeds from the sale by selling security holders of the securities covered by this prospectus.

DIVIDEND POLICY
We have never declared or paid any cash dividends, and we do not anticipate declaring or paying any cash dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.
Under English law, among other things, we may only pay dividends if we have sufficient distributable reserves (on a non-consolidated basis), which are our accumulated realized profits that have not been previously distributed or capitalized less our accumulated realized losses, so far as such losses have not been previously written off in a reduction or reorganization of capital.

SELLING SECURITYHOLDERS
This prospectus relates to the possible resale from time to time by the selling security holders of up to 5,951,024 of our ordinary shares or American Depositary Shares representing ordinary shares that were issued and outstanding prior to the original date of filing of the Registration Statement of which this prospectus forms a part. The selling securityholders acquired the securities included in this prospectus pursuant to various private transactions directly with the Company prior to its initial public offering.
The selling security holders may not sell any shares pursuant to this prospectus until we have identified the applicable selling security holders and the shares that may be offered for resale by such selling security holders in a subsequent prospectus supplement. However, the selling security holders may sell or transfer all or a portion of their shares pursuant to any available exemption from the registration requirements of the Securities Act. If any selling security holder offers shares in any future offering, the applicable prospectus supplement will set forth the name of each such selling security holder, the nature of any position, office or other material relationship that the selling security holder has had with us or any of our predecessors or affiliates during the three years prior to the date of the applicable prospectus supplement, the number of ordinary shares owned by the selling security holder before and after the offering and the number of ordinary shares to be offered by the selling security holder.

PLAN OF DISTRIBUTION
We and/or our selling security holders may sell our securities (1) through underwriters or dealers, (2) directly to one or more purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods.
If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
•in one or more transactions at a fixed price or prices, which may be changed from time to time;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act into an existing trading market, on an exchange or otherwise;
•through a market maker or into an existing trading market on an exchange or otherwise;
•at prices related to those prevailing market prices; or
•at negotiated prices.
The applicable prospectus supplement will set forth the following information to the extent applicable:
•the terms of the offering;
•the names of any underwriters, dealers or agents;
•the name or names of any managing underwriter or underwriters;
•the purchase price of the securities;
•the net proceeds from the sale of the securities;
•any delayed delivery arrangements;
•any underwriting discounts, commissions and other items constituting underwriters’ compensation paid to underwriters, dealers or agents;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any commissions paid to agents.
Sale through underwriters or dealers
If any securities are offered by us and/or our selling security holders through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market.

Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.
If any securities are offered through dealers, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.
Direct sales and sales through agents
We and/or our selling security holders may sell the securities directly to purchasers. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We may also sell the securities through agents designated from time to time. Sales may be made by means of ordinary brokers’ transactions on Nasdaq at market prices, in block transactions and such other transactions as agreed by us and any agent. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
At the market offerings
To the extent that we make sales through one or more underwriters or agents in at the market offerings, within the meaning of Rule 415(a)(4) of the Securities Act, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and/or our selling security holders, on one hand, and the underwriters or agents, on the other. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.
Remarketing arrangements
Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.
Delayed delivery contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.
General information
We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

LEGAL MATTERS
Certain legal matters of English law and U.S. federal law will be passed upon for us by Goodwin Procter (UK) LLP and Goodwin Procter LLP, respectively. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers LLP is 1 Embankment Place, London, WC2N 6RH, United Kingdom.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside of the United States and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws. In addition, uncertainty exists as to whether the courts of England and Wales would:
•recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or
•entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
There is currently no treaty between (i) the United States and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether predicated solely upon the United States securities laws, would not be automatically enforceable in England and Wales. Any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:
•the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;
•England and Wales courts had jurisdiction over the matter on enforcement and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;
•the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;
•the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that an English court considers to relate to a penal, revenue or other public law);
•the judgment was not procured by fraud;
•recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;
•the proceedings pursuant to which judgment was obtained were not contrary to natural justice;
•the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the UK Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act;
•there is not a prior decision of an English court or the court of another jurisdiction on the issues in question between the same parties; and
•the English enforcement proceedings were commenced within the limitation period.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.
Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.
If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the English court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC. We maintain a corporate website at www.compasspathways.com. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
This prospectus is part of the Registration Statement on Form S-3 we filed with the SEC under the Securities Act. We have also filed related registration statements on Form F-6 (File No. 333-248514 and File No. 333-279431). This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits to the Registration Statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
The SEC allows us to ‘‘incorporate by reference’’ information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.
The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus and the Registration Statement of which this prospectus is a part the information or documents listed below that we have filed with or furnished to the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;
•Our Current Report on Form 8-K filed on January 10, 2025 (except that, with respect to the foregoing Current Report, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference); and
•The description of our ordinary shares and ADSs contained in our registration statement on Form 8-A, as filed with the SEC under Section 12(b) of the Exchange Act on September 15, 2020, including any amendment or report filed for the purpose of updating such description (File No. 001-39522).
All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial Registration Statement of which this prospectus is a part and prior to the effectiveness of the Registration Statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents. Any report on Form 8-K that we furnish to the SEC on or after the date of this prospectus (or portions thereof) is incorporated by reference in this prospectus only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus and that it is not subsequently superseded.
We will provide to each person at their request, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus free of charge. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to Compass Pathways plc, Attention: Investor Relations, 33 Broadwick Street, London W1F 0DQ United Kingdom. In addition, copies of the documents incorporated herein by reference may be accessed at our website at www.compasspathways.com. The reference to our website address does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website to be a part of this prospectus.

American Depositary Shares Representing 17,500,000 Ordinary Shares
Pre-Funded Warrants to Purchase up to 1,250,000 American Depositary Shares Representing 1,250,000 Ordinary Shares
          American Depositary Shares Issuable Upon Exercise of the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

Book Runners

Jefferies	TD Cowen	Cantor	Stifel
        Lead Manager
H.C. Wainwright & Co.

The date of this prospectus supplement is February 18, 2026.